Exhibit 10.16










           ----------------------------------------------------------

                                CREDIT AGREEMENT

                                      among

                                BANKBOSTON, N.A.,

                     NEW WORLD COFFEE-MANHATTAN BAGEL, INC.

                                       and

           its DIRECT AND INDIRECT Subsidiaries Who Are Parties HERETO


                           Dated as of August 31, 1999

           ----------------------------------------------------------

                                TABLE OF CONTENTS


SECTION 1.  DEFINITIONS...........................................................................................1


SECTION 2.  THE CREDIT FACILITIES................................................................................16

2.1 THE LOANS AND NOTES..........................................................................................16
2.2 SCHEDULED PRINCIPAL REPAYMENTS ON THE LOANS..................................................................16
2.3 CLOSING FEE; COMMITMENT FEES; INTEREST; DEFAULT RATE.........................................................17
2.4 REQUESTS FOR LOANS...........................................................................................19
2.5 CONVERSION AND CONTINUANCE OF LOANS..........................................................................20
2.6 REDUCTION OR TERMINATION OF THE REVOLVER COMMITMENT..........................................................20
2.7 MANDATORY PAYMENTS AND PREPAYMENTS...........................................................................21
2.8 LETTERS OF CREDIT............................................................................................22
2.9 CHANGED CIRCUMSTANCES........................................................................................26
2.10 CAPITAL ADEQUACY............................................................................................29
2.11 PAYMENTS BEFORE END OF EURODOLLAR PERIOD....................................................................29
2.12 SECURITY....................................................................................................30
2.13 USE OF PROCEEDS.............................................................................................30
2.14 TIME AND METHOD OF PAYMENTS.................................................................................31

SECTION 3.  CONDITIONS OF CREDIT EXTENSIONS......................................................................31

3.1 CONDITIONS TO INITIAL CREDIT EXTENSION.......................................................................31
3.2 CONDITIONS TO ALL CREDIT EXTENSIONS..........................................................................33

SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................................................33

4.1 ORGANIZATION AND QUALIFICATION...............................................................................33
4.2 CORPORATE OR PARTNERSHIP AUTHORITY...........................................................................34
4.3 VALID OBLIGATIONS............................................................................................34
4.4 APPROVALS....................................................................................................34
4.5 TITLE TO PROPERTIES; ABSENCE OF LIENS........................................................................34
4.6 LICENSES, PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY......................................................35
4.7 COMPLIANCE WITH LAWS AND AGREEMENTS..........................................................................35
4.8 MATERIAL AGREEMENTS..........................................................................................35
4.9 ENVIRONMENTAL MATTERS........................................................................................35
4.10 COMPLIANCE WITH ERISA.......................................................................................37
4.11 FINANCIAL STATEMENTS........................................................................................37
4.12 SOLVENCY....................................................................................................38
4.13 TAXES.......................................................................................................38
4.14 LITIGATION..................................................................................................38
4.15 MARGIN RULES................................................................................................38
4.16 RESTRICTIONS ON THE BORROWERS...............................................................................38
4.17 CAPITALIZATION..............................................................................................39
4.18 FULL DISCLOSURE.............................................................................................39
4.19 INVESTMENT COMPANY ACT......................................................................................39
4.20 LABOR DISPUTES; COLLECTIVE BARGAINING AGREEMENTS; EMPLOYEE GRIEVANCES.......................................39
4.21 YEAR 2000 COMPLIANCE........................................................................................40

SECTION 5.  FINANCIAL COVENANTS..................................................................................40

5.1 MAXIMUM LEVERAGE RATIO.......................................................................................40
5.2 MINIMUM CONSOLIDATED CASH FLOW RATIO.........................................................................40
5.3 MINIMUM INTEREST COVERAGE RATIO..............................................................................40
5.4 MAXIMUM CAPITAL EXPENDITURES.................................................................................41

SECTION 6.  AFFIRMATIVE COVENANTS................................................................................42

6.1 FINANCIAL REPORTING..........................................................................................42
6.2 CONDUCT OF BUSINESS..........................................................................................44
6.3 MAINTENANCE AND INSURANCE....................................................................................44
6.4 TAXES........................................................................................................45
6.5 INSPECTION BY THE LENDER.....................................................................................45
6.6 ACCOUNTING SYSTEM............................................................................................45
6.7 FURTHER ASSURANCES...........................................................................................45
6.8 ENVIRONMENTAL LAWS...........................................................................................45
6.9 DEPOSITORY...................................................................................................45
6.10 INTEREST RATE PROTECTION....................................................................................46
6.11 WILLOUGHBY'S SELLER NOTE....................................................................................46
6.12 FRANCHISE AGREEMENTS........................................................................................46

SECTION 7.  NEGATIVE COVENANTS...................................................................................46

7.1 INDEBTEDNESS; CONTINGENT LIABILITIES.........................................................................46
7.2 SALE AND LEASEBACK...........................................................................................47
7.3 ENCUMBRANCES.................................................................................................47
7.4 DISPOSITION OF ASSETS, ETC...................................................................................48
7.5 AMENDMENT TO CHARTER OR PARTNERSHIP DOCUMENTS................................................................49
7.6 MERGERS; CONSOLIDATIONS; ISSUANCE OF SECURITIES; ETC.........................................................49
7.7 RESTRICTED PAYMENTS..........................................................................................49
7.8 INVESTMENTS, LOANS AND ACQUISITIONS..........................................................................50
7.9 ERISA........................................................................................................50
7.10 TRANSACTIONS WITH AFFILIATES................................................................................50
7.11 AMENDMENT OF CERTAIN AGREEMENTS.............................................................................51
7.12 NEGATIVE PLEDGES, ETC.......................................................................................51
7.13 NEW SUBSIDIARIES............................................................................................51

SECTION 8. DEFAULTS..............................................................................................51

8.1 EVENTS OF DEFAULT............................................................................................51
8.2 REMEDIES.....................................................................................................53
8.3 LETTERS OF CREDIT............................................................................................54

SECTION 9. MISCELLANEOUS.........................................................................................54

9.1 NOTICES......................................................................................................54
9.2 EXPENSES.....................................................................................................55
9.3 INDEMNIFICATION..............................................................................................55
9.4 TERM OF AGREEMENT............................................................................................56
9.5 NO WAIVERS...................................................................................................56
9.6 GOVERNING LAW................................................................................................56
9.7 ENTIRE AGREEMENT; AMENDMENTS.................................................................................56
9.8  ASSIGNMENTS; PARTICIPATIONS.................................................................................56
9.9 COUNTERPARTS; PARTIAL INVALIDITY.............................................................................57
9.10 WAIVER OF JURY TRIAL........................................................................................57
9.11 CONSENT TO JURISDICTION.....................................................................................57
9.12 JOINT AND SEVERAL LIABILITY.................................................................................58

EXHIBITS

Exhibit 2.1(a)        Form of Revolving Note
Exhibit 2.1(b)        Form of Term Note
Exhibit 2.4           Form of Loan Request
Exhibit 2.5           Form of Interest Rate Option Notice
Exhibit 2.9           Exemption Certificate
Exhibit 6.1           Form of Covenant Compliance Report

SCHEDULES

Schedule 1            Quarterly Dates
Schedule 2.13         Sources and Uses of Funds
Schedule 4.1          Qualifications
Schedule 4.4          Approvals
Schedule 4.5          Title to Properties; Absence of Liens; Stores
Schedule 4.6          Intellectual Property; Trademarks, Etc.
Schedule 4.9          Environmental Matters
Schedule 4.14         Litigation
Schedule 4.17         Capitalization
Schedule 7.1          Indebtedness
Schedule 7.3          Encumbrances
Schedule 7.8          Investments

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made as of August 31, 1999, among NEW WORLD COFFEE-MANHATTAN BAGEL, INC., a Delaware corporation (the "Parent"), and its Subsidiaries, CBB ACQUISITION CORP., a New Jersey corporation ("CBB Acquisition"), WILLOUGHBY'S, INC., a Connecticut corporation ("Willoughby's"), MANHATTAN BAGEL COMPANY, INC., a New Jersey corporation ("Bagel") and I. & J. BAGEL, INC., a California corporation, wholly-owned by Bagel ("I&J") (the Parent and such Subsidiaries and such other Subsidiaries who hereafter become parties hereto being collectively referred to herein as the "Borrowers" and individually as a "Borrower"), and BANKBOSTON, N.A., a national banking association, or any successor thereto (the "Lender").

                                    RECITALS

     A. The Borrowers are in the business of owning and franchising retail coffee bars and bagel bakeries and manufacturing for sale through such coffee bars and bagel bakeries coffee, bagels and cream cheese and the wholesale sale and distribution of such products and related products.

     B. CBB Acquisition has entered into an Asset Purchase Agreement dated July 26, 1999, as amended by a certain First Amendment to Asset Purchase Agreement dated as of August 27, 1999 (as amended, the "Acquisition Agreement") with AFC Enterprises, Inc. (the "Seller") to acquire all of the assets used exclusively in Seller's business of franchising retail bagel stores (the "Acquired Assets") under the name "Chesapeake Bagel Bakery" and all derivatives of such name (the "Chesapeake Acquisition").

     C. The Borrowers have requested that the Lender provide a term loan of $12,000,000 and a revolving line of credit of up to $3,000,000 to be used for payment of the purchase price and closing costs in connection with the Chesapeake Acquisition, repayment of certain existing indebtedness as disclosed to Lender, working capital, letters of credit and general corporate purposes.

     D. The Lender is willing, subject to the terms and conditions set forth herein, to provide such credit facilities to the Borrowers.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

     SECTION 1. DEFINITIONS. As used herein, the terms shall have the following meanings:

     Accountants:   Arthur  Andersen  or  other  independent   certified  public
accountants acceptable to the Lender.

     Acquired Assets: See the Recitals.

     Acquisition: The acquisition by any Borrower, whether by way of the purchase of assets or equity interests, by merger or consolidation or otherwise, of substantially all of the assets of or equity interests in any Person, including, without limitation, specialty coffee retail or bagel bakery Store or Stores. Acquisition Agreement: See the Recitals.

     Adjusted Eurodollar Rate: As applied to any Interest Period, the rate per annum determined pursuant to the following formula:

                           AER = [     IOR    ]*
                                 --------------
                                  [1.00 - RP]

                           AER = Adjusted Eurodollar Rate
                           IOR = Interbank Offered Rate
                           RP = Reserve Percentage

     * The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100th of 1%.

     Where:

     The "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Lender to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Lender by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period; and

     The "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Lender with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

     The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     AFC Debt Instruments: The Promissory Note (as defined in the Acquisition Agreement) issued by CBB Acquisition to the Seller, the Security Agreement dated on or about the date hereof from CBB Acquisition in favor of the Seller, the New World Guaranty (as defined in the Acquisition Agreement) and all other related documents.

     Affiliates: As applied to any Person, (a) if an individual, a spouse or relative of such person; (b) if a business entity, any partner, shareholder, member, director, officer or manager of such Person (except an equityholder of not more than 10% of the outstanding stock of any company listed on a national securities exchange or actively traded in the over-the-counter securities market); (c) any corporation, association, partnership, joint venture, firm or other entity of which such Person is a partner, stockholder (except an equityholder of not more than 10% of the outstanding stock of any company listed on a national securities exchange or actively traded in the over-the-counter securities market), venturer, member, director, officer or manager; and (d) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

     Applicable Margin: See Section 2.3.

     Asset Sale: Any sale, lease, assignment, conveyance, transfer or other disposition ("Disposition") of property or a series of any such related Dispositions of property (excluding (i) any such Disposition permitted by clause
(a) of Section 7.4; and (ii) any Equity Issuances) for which any Company receives (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt, securities and valued at fair market value in the case of other non-cash proceeds) $100,000 or more.

     Audited Financial Statements: See Section 2.3.

     Available Revolver Commitment: At any time, the Revolver Commitment, minus the Revolving Credit Outstandings.

     Bagel: See the Preamble.

     Base Rate: The higher of (i) the annual rate of interest announced from time to time by the Lender at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus .50% per annum (rounded upwards, if necessary, to the next .125%). The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Lender in connection with extensions of credit.

     Base Rate Loan: Any Loan bearing interest calculated by reference to the Base Rate.

     Borrower; and Borrowers: See the Preamble.

     Business Day: (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the transaction of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in the U.S. Dollar deposits in the interbank Eurodollar market.

     Capital Expenditures: As to any Person for any period, the sum of all amounts which would, in accordance with GAAP consistently applied, be included as additions to property, plant and equipment and other capital expenditures for such Person for such period, including without limitation amounts with respect to Capitalized Leases.

     Capital Stock: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in any Person which is not a corporation, and any and all warrants, options or other rights to acquire any of the foregoing.

     Capitalized Leases: Leases under which any Company is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Casualty Event: Any loss or damages to, or any condemnation or other taking of any assets or property of the Companies for which any Company receives insurance proceeds, proceeds of a condemnation award or other compensation.

     CBB Acquisition: See the Preamble.

     Change in Control: for any reason (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Capital Stock (on a fully-diluted basis) of the Parent entitled to vote in the election of directors; (b) any Borrower shall cease to own of record and beneficially 100% of the issued and outstanding Capital Stock in each of its Subsidiaries (unless otherwise permitted hereunder); or (c) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by its Board of Directors or whose nomination for election by its shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office.

     Chesapeake Acquisition: See the Recitals.

     Code: The Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Collateral: Collectively, any and all collateral referred to herein and in the Security Documents.

     Commitment Fee: See Section 2.3.

     Commitments: The Revolver Commitment and the Term Loan Commitment.

     Companies: The Borrowers and each of their Subsidiaries from time to time.

     Company Store: Any Store owned or controlled directly or indirectly by any Company.

     Company Store Sale Payment: See Section 2.7.

     Consolidated Cash Flow: For any period, without duplication, the sum of (a) the Consolidated EBITDA of the Companies for such period, minus (b) cash taxes in respect of income and profits for such period, minus (c) the aggregate amount of Capital Expenditures during such period; in each case determined on a consolidated basis in accordance with GAAP.

     Consolidated EBITDA: For any period determined on a consolidated basis in accordance with GAAP, without duplication, the sum of (a) the Consolidated Net Income of the Companies for such period, plus (b) taxes in respect of income and profits, if any, paid or accrued by the Companies for such period, plus (c) Consolidated Interest Expense of the Companies for such period, plus (d) consolidated depreciation and amortization expenses of the Companies for such period (including amortization of goodwill and other intangibles and organizational costs), plus (e) other consolidated non-cash charges of the Companies for such period, plus (f) consolidated nonrecurring charges of the Companies for such period related to mergers and acquisitions, minus (g) other consolidated non-cash credits of the Companies for such period; provided that if during such Reference Period an Acquisition shall have occurred, Consolidated EBITDA for such Reference Period shall exclude the acquired Stores or other business for the period prior to the date of such Acquisition.

     Consolidated Excess Operating Cash Flow: For any fiscal year, without duplication, the sum of (a) the Consolidated Net Income of the Companies for such fiscal year, plus (b) consolidated depreciation and amortization expenses of the Companies for such fiscal year (including amortization of goodwill and other intangibles and organizational costs), minus (c) Capital Expenditures of the Companies made during such fiscal year which were not financed by the Companies by Indebtedness permitted pursuant to Section 7.1(a), below, minus (d) cash taxes in respect of income and profits paid by the Companies during such period, minus (e) all principal payments which were required to be made by the Companies in respect of its Indebtedness during such fiscal year, minus (f) voluntary prepayments of the Term Loan made by the Companies during such fiscal year.

     Consolidated Financial Obligations: For any period, without duplication, the sum of all scheduled payments (including without limitation, principal and Consolidated Interest Expense) on Consolidated Funded Indebtedness of the Companies (including without limitation with respect to Capitalized Leases) which came due during such period, in each case determined on a consolidated basis in accordance with GAAP.

     Consolidated Funded Indebtedness: At any time, without duplication, as to any Company, the sum of (a) all Indebtedness of such Person for borrowed money,
(b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) the principal portion of Capitalized Leases of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit (as to the face amount thereof plus, without duplication, LC Draw Obligations) or similar facilities, (g) all Guarantees of such Person in respect of Indebtedness of another Person (other than another Company), (h) all Indebtedness of another Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (i) all obligations of such Person in respect of Interest Rate Protection Agreements, (j) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Sale that does not in fact result in a redemption of such preferred Capital Stock) at any time during the term of this Agreement, (l) the principal portion of all obligations of such Person under synthetic leases, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, and (n) the outstanding attributed principal amount under any securitization transaction, in each case determined on a consolidated basis in accordance with GAAP.

     Consolidated Interest Expense: For any period, without duplication, the sum of (a) interest expense (including amortization or write-off of debt discount and debt issuance costs) of the Companies for such period, (b) the interest component of all Capitalized Leases of the Companies for such period, and (c) all commitment fees, Letter of Credit Fees, fees relating to Interest Rate Protection Agreements and other fees, discounts, commissions and other charges incurred or payable by the Companies during such period relating to Indebtedness; in each case determined on a consolidated basis in accordance with GAAP; provided, however, Consolidated Interest Expense shall exclude any amortization or write-off of debt discount and debt issuance costs in connection with the repayment of the obligations of the Parent to BET Associates, L.P.

     Consolidated Net Assets: As of any date on which the amount thereof is to be determined, the net book value of all assets of the Companies as determined on a consolidated basis in accordance with GAAP.

     Consolidated Net Income: For any period, the net income (or loss) of the Companies, excluding any extraordinary income (or loss) for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions; all determined on a consolidated basis in accordance with GAAP.

     Consolidated Net Worth: As of any date on which the amount thereof is to be determined, the net worth of the Companies determined on a consolidated basis in accordance with GAAP.

     Controlled Group: All trades or businesses (whether or not incorporated) under common control that, together with the Companies, are treated as a single employer under Section 414(b) or 414(c) of that Code or Section 4001 of ERISA.

     Credit Extensions: The Loans and the Letters of Credit.

     Debt Proceeds Payments: See Section 2.7.

     Debt Issuance: The issuance of Consolidated Funded Indebtedness subordinated to the obligations of the Borrowers to pay principal of and interest on and other amounts due with respect to the Loans, the Notes, the Fee Letter and other Obligations on terms of subordination satisfactory to the Lender, and pursuant to documentation containing other terms and including, without limitation, interest, amortization, mandatory prepayments, covenants and events of default in form and substance satisfactory to the Lender.

     Default: An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

     Distribution: As to any Person, any direct or indirect: (i) declaration or payment of any dividend on or in respect of any Capital Stock of such Person (except, in the case of the Parent, a dividend payable solely in shares of Permitted Capital Stock); (ii) redemption, purchase or other retirement or acquisition of any Capital Stock of such Person, through a Subsidiary of such Person or otherwise; or (iii) return of capital by such Person to its shareholders or other equityholders as such; or (iv) other distribution on or in respect of any Capital Stock of such Person (except, in the case of the Parent, any distribution made by the Parent solely in shares of Permitted Capital Stock in connection with any stock split or reverse stock split).

     Encumbrances: See Section 7.3.

     Environmental Laws: Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over any Borrower and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as enacted and promulgated from time to time: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. ss.9601 et seq.); (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq. ); (c) the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.); (d) the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.); (e) the Clean Water Act (33 U.S.C. ss.1251 et seq.); (f) the Clean Air Act (42 U.S.C. ss.7401 et seq.); (g) the Safe Drinking Water Act (21 U.S.C. ss.349; 42 U.S.C. ss.201 and ss.300 et seq.); (h) the National Environmental Policy Act of 1969 (42 U.S.C. ss.4321); (i) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C.; 29 U.S.C.; 33 U.S.C. and 42 U.S.C.); and (j) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. ss.1101 et seq.).

     Equity Issuance: Any issuance or sale by any Company of (i) any of its Capital Stock, (ii) any warrants or options exercisable in respect of Capital Stock, or (iii) any other security or instrument if representing any Capital Stock (or the right to obtain any Capital Stock) in any Company, specifically excluding, however, any issuance by the Parent of its Capital Stock to the Willoughby's Sellers in connection with the cancellation of the Willoughby's Seller Note.

     Equity Proceeds Payment: See Section 2.7.

     ERISA: The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Eurodollar Loan: Any Revolving Loan bearing interest at a rate calculated by reference to the Adjusted Eurodollar Rate.

     Event of Default: See Section 8.1.

     Excess Operating Cash Flow Payment: See Section 2.7.

     Expiration Date: December 31, 2002, or such earlier date on which the Revolver Commitment of the Lender shall terminate in accordance with the terms hereof.

     Federal Funds Effective Rate: For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

     Fee Letter: The Fee Letter among the Lender and the Borrowers dated as of August 30, 1999.

     Franchise Agreements: The franchise agreements between the Borrowers and their Franchisees in effect from time to time.

     Franchisees: Each of the franchisees which is a party to a Franchise Agreement with any Borrower pursuant to a Franchise Agreement from time to time.

     Franchised Stores: Any Store franchised to a Franchisee by any Company, as franchisor pursuant to a Franchise Agreement.

     FTC: The Federal Trade Commission, and any successor agency thereof.

     GAAP: For all purposes other than the financial statements contemplated by Sections 6.1(a), (b) and (c) of this agreement, GAAP shall mean generally accepted accounting principles in effect as of December 27, 1998, applied on a consistent basis. With respect to the financial statements contemplated by Sections 6.1(a) and (b) of this Agreement, GAAP shall mean generally accepted accounting principles in effect at the time of the effective dates thereof, applied on a consistent basis with past financial statements (unless otherwise mutually agreed to in writing by the parties hereto).

     Guaranty or Guarantees: All guarantee(s), endorsement(s) or other contingent or surety obligation(s) of any Company with respect to obligations of others, whether or not reflected on its balance sheet, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

     Hazardous Material: Any substance (a) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (b) which is or becomes defined as a "hazardous waste", "hazardous material", "hazardous material or oil" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" or "chemical substance or mixture" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (43 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, and the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Companies; or (d) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

     Hedging Agreement: Any commodity swap or other agreement designed to protect against fluctuations in the price of coffee or coffee-related products.

     I&J: See the Preamble.

     Indebtedness: As to any Person, all obligations, contingent or otherwise, that in accordance with GAAP should be classified on a Person's balance sheet as liabilities, on a consolidated basis in accordance with GAAP.

     Initial Financial Statements: See Section 4.11.

     Insolvent or Insolvency: As applied to any Person, a Person as to which there has occurred one or more of the following events, as applicable: (a) dissolution (except for dissolution of Subsidiaries to the extent permitted hereunder); (b) termination of existence (except for mergers, consolidations or dissolutions to the extent permitted hereunder); (c) insolvency within the meaning of the United States Bankruptcy Code or other applicable statute; (d) such Person's inability to pay his or its debts as they come due; or (e) appointment of a receiver of any part of the property of, execution of a trust mortgage or an assignment for the benefit of creditors by, of the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment or indebtedness or reorganization of debtors, or the offering of a plan to creditors for composition or extension, except for an involuntary proceeding commenced against such Person which is dismissed within 90 days after the commencement thereof without the entry of an order for relief or the appointment of a trustee.

     Insurance Proceeds: With respect to any Casualty Event, any proceeds of insurance, condemnation award or other compensation in respect thereof.

     Insurance Proceeds Payment: See Section 2.7.

     Intercompany Notes: See Section 7.1.

     Interest Adjustment Date: See Section 2.3.

     Interest Period: (a) With respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, two, three or six months thereafter, as the Borrowers may elect in the applicable Loan Request or Interest Rate Option Notice; and (b) with respect to each Base Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Base Rate Loan and ending on each March 31, June 30, September 30 and December 31 thereafter provided that, in each case:

     (i) any Interest Period (other than an Interest Period determined pursuant to clause (iv) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (ii) if the Borrowers shall fail to give notice as provided in Section 2.5, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

     (iii) any Interest Period relating to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

     (iv) any Interest Period that would otherwise end after the Expiration Date shall end on the Expiration Date; and

     (v) notwithstanding clause (iv) above, no Interest Period relating to a Eurodollar Loan shall have a duration of less than one month.

     Interest Rate Option Notice: See Section 2.5.

     Interest Rate Protection Agreement: Any interest rate swap agreement or other financial agreement or arrangement designed to protect any Company against fluctuations in interest rate.

     LC Draw Obligation: The Borrowers' obligation to reimburse the Lender on account of any drawing under any Letter of Credit as provided in Section 2.8(c).

     LC Exposure Amount: At any time, the sum of (i) the aggregate undrawn face amount of all Letters of Credit outstanding at such time, and (ii) the aggregate amount of all drawings under Letters of Credit for which the Lender shall not have been reimbursed by the Borrowers as provided in Section 2.8(c).

     Lease: Any Operating Lease or Capitalized Lease.

     Lender: See the Preamble.

     Letter of Credit: See Section 2.8(a).

     Letter of Credit Documents: See Section 2.8(a).

     Letter of Credit Fee: See Section 2.8(g).

     Loan Documents: Collectively, this Agreement, the Fee Letter, the Notes, the Letters of Credit, the Letter of Credit Documents, the Security Documents and any and all other agreements, instruments, certificates, Loan Requests, Interest Rate Option Notices or reports executed or delivered from time to time in connection with this Agreement, in each case as may be amended or restated from time to time.

     Loan Request: See Section 2.4.

     Loans: The Term Loan and the Revolving Loans.

     Margin Regulations: See Section 4.15.

     Margin Stock: See Section 4.15.

     Material Adverse Effect: A material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or liabilities of the Borrowers taken as a whole, (b) the ability of the Borrowers taken as a whole to perform any material obligation under any of the Loan Documents to which they are bound, or (c) the validity or enforceability of (i) this Agreement, (ii) any of the other Transaction Documents, or (iii) any of the rights or remedies of the Lender hereunder or thereunder.

     Net Company Store Sale Proceeds: With respect to any sale of any Company Store, the aggregate amount of all cash received by any Company in respect thereof, net of reasonable, customary fees, commissions and expenses incurred by the Companies for such sale and taxes paid or reasonably estimated to be payable and for which reserves have been provided as a result thereof.

     Net Debt Proceeds: In the case of any Debt Issuance, the aggregate amount of all cash received by any Company in respect thereof, net of reasonable, customary fees, discounts, commissions and expenses incurred by the Companies for such Debt Issuance.

     Net Equity Proceeds: In the case of any Equity Issuance (other than an Equity Issuance constituting an Asset Sale), the aggregate amount of all cash received by any Company in respect thereof, net of reasonable, customary fees, discounts, commissions and expenses incurred by the Companies for such Equity Issuance.

     Net Sale Proceeds: With respect to any Asset Sale, the aggregate amount of all cash received by any Company in respect thereof, net of reasonable, customary fees, commissions and expenses incurred by the Companies for such Asset Sale net of taxes paid or reasonably estimated to be payable and for which reserves have been provided as a result thereof.

     Obligations: Any and all obligations (whether payment or performance related or otherwise) of any Company to the Lender or any of its affiliates of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, which may arise under, out of, or in connection with, this Agreement (as may be amended or restated from time to time), any other Loan Document (as may be amended or restated from time to time), the Fee Letter, any Interest Rate Protection Agreement entered into with the Lender or any affiliate of the Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal (including any increases thereto), interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrowers pursuant to any Loan Document) or otherwise (including interest accruing after the maturity of the Credit Extensions and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

     Opening Balance Sheet: See Section 4.11.

     Operating Leases: Leases or other periodic payment arrangements for the use of real or personal property, other than Capitalized Leases.

     Organizational Documents: See Section 4.2.

     Parent. See the Preamble.

     PBGC: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA

     Permitted Capital Stock: Capital Stock of the Parent with respect to which the Parent has no obligation to make any Distributions prior to the indefeasible payment in full in cash of all Obligations.

     Permitted Encumbrances: See Section 7.3.

     Permitted Sale: See Section 7.4.

     Person: Any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

     Plan: At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by any Company or any member of the Controlled Group for employees of any Company or any member of the Controlled Group or (b) if such Plan is established maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

     Projections: See Section 4.11.

     Qualified Investments: As applied to any Company, investments in (a) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations or are guaranteed by the United States of America, with maturities of one year or less from the date of issuance, (b) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $500,000,000 and are members of the Federal Deposit Insurance Corporation, with maturities of one year or less from the date of issuance, (c) commercial paper of the Lender or commercial paper of other issuers that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors or municipal bonds with at least the equivalent rating, (d) any repurchase agreement secured by any one or more of the foregoing, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standard letters of credit issued by the Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition; and (h) with the Lender's prior written consent, any Subsidiary provided such Company and such Subsidiary comply with the provisions of the Loan Documents applicable to it (including without limitation Section 2.12 hereof).

     Quarterly Dates: The last day of each fiscal quarter of the Borrowers, using their fiscal year accounting as in effect with respect to the Initial Financial Statements of the Parent. The Quarterly Dates for the period from the date hereof through fiscal year end 2002 are listed on Schedule 1 hereto.

     Reference Period: Commencing with the period of four consecutive fiscal quarters of the Borrowers ending on the Quarterly Date of December 26, 1999, each period of four consecutive fiscal quarters ending on each Quarterly Date.

     Remedial Work: All activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation (a) all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25), and (b) all activities included within the meaning of the terms "remedial response actions" and "Remedial Response Implementation Plan (RRIP)," as defined in 310 CMR 40.

     Restricted  Payment:  With reference to any Company any (i) Distribution or
(ii) any retirement, repurchase, defeasance or redemption of, any acquisition for value of, or any repayment of, any Debt Issuance (including, without limitation, any Subordinated Debt) other than as expressly permitted in writing by the Lender.

     Revolver Commitment: See Section 2.1.

     Revolving Credit Outstandings: At any time, the sum of (i) the aggregate principal amount of Revolving Loans outstanding at such time, plus (ii) the LC Exposure Amount at such time.

     Revolving Loans: See Section 2.1.

     Revolving Note: See Section 2.1.

     Sale Leaseback: See Section 7.2.

     Sale Proceeds Payment: See Section 2.7.

     SEC: The Securities and Exchange Commission, or any successor agency thereto.

     SEC Reports: The Companies' quarterly reports filed with the SEC on Form 10-Q, annual reports filed with the SEC on Form 10-K and all such other SEC public filings made by the Companies pursuant to the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.

     Security Documents: Collectively, the agreements and instruments referred to in Section 2.12 and any and all other agreements, documents and instruments executed by any Company or other Affiliates, to secure, or otherwise in connection with, the Obligations, all as amended from time to time.

     Seller: See the Recitals.

     Shareholder Rights Agreement: That certain Rights Agreement dated as of June 7, 1999 between the Parent and American Stock Transfer & Trust Company.

     Store(s): Collectively, the Company Stores and the Franchised Stores.

     Subordinated  Debt:  (a) The  Consolidated  Funded  Indebtedness  under the
Subordinated Loan Agreements and (b) any hereafter arising unsecured Consolidated Funded Indebtedness of any of the Borrowers, the principal amount of, the interest rate on and all other terms of which shall have been approved in writing by the Lender, in its sole and absolute discretion prior to the date of incurrence thereof; all of which Consolidated Indebtedness shall in each case be subordinated to the Obligations in right of payment and exercise of remedies upon terms satisfactory to the Lender in its sole and absolute discretion, pursuant to the applicable Subordination Agreement(s).

     Subordinated Loan Agreements: The Promissory Note issued by the Borrowers dated as of December 23, 1998 to NJEDA, the Subordination Agreement dated as of December 23, 1998 from NJEDA and all related documents.

     Subordination Agreements: Written subordination agreements satisfactory to the Lender in form and substance, providing for the subordination to the Obligations of Subordinated Debt of one or more of the Borrowers, including, without limitation, Indebtedness owed to Affiliates of any Borrower and the Seller.

     Subsidiary: (a) Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by any Borrower or a Subsidiary of any Borrower; (b) any other such organization the management of which is directly or indirectly controlled by any Borrower or a Subsidiary of any Borrower through the exercise of voting power or otherwise; or (c) any joint venture, association, partnership or other entity in which any Borrower or any Subsidiary thereof has a 50% or greater equity interest.

     Term Loan: See Section 2.1.

     Term Loan Commitment: See Section 2.1.

     Term Loan Maturity Date: December 31, 2002, or such earlier date on which all the Commitments of the Lender shall terminate in accordance with the terms hereof.

     Term Note: See Section 2.1.

     Transaction Documents: See Section 4.2.

     Willoughby's. See the Recitals.

     Willoughby's Seller Note. See Section 2.12.

     Willoughby's Sellers. See Section 2.12.

     SECTION 2. THE CREDIT FACILITY.

     2.1 The Loans and Notes.

     (a) Revolving Loans. The Lender agrees, subject to the terms of this Agreement, to make revolving credit loans (the "Revolving Loans") to the Borrower from time to time from and after the date hereof until the Expiration Date in an aggregate principal amount at any time outstanding up to, but not exceeding, $3,000,000 (the "Revolver Commitment"), minus the LC Exposure Amount at such time. Subject to the terms and conditions of this Agreement, from time to time from and after the date hereof until the Expiration Date, the Borrowers may borrow, repay and reborrow Revolving Loans. The Revolving Loans shall be evidenced by a promissory note in the form of Exhibit 2.1(a) hereto delivered to the Lender on the date hereof (as the same may be amended, restated, renewed, substituted or replaced from time to time, the "Revolving Note").

     (b) Term Loan. The Lender agrees, subject to the terms of this Agreement, to make a term loan (the "Term Loan") to the Borrowers on or about the date hereof in the principal amount of $12,000,000. The Borrowers shall not be entitled to reborrow all or any part of the principal of the Term Loan which shall be paid or prepaid at any time in accordance with the terms and conditions of this Agreement. The Term Loan shall be evidenced by a promissory note in the form of Exhibit 2.1(b) hereto delivered to the Lender on the date hereof (as the same may be amended, restated, renewed, substituted or replaced from time to time, the "Term Note").

     (c) Notations on Notes. The Borrowers irrevocably authorize the Lender to make an appropriate notation on the applicable Note reflecting the making of each Loan and each payment on the Loans. The outstanding amount of the Loans entered in the computer records of the Lender shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to enter, or any error in so entering, any such amount shall not limit or otherwise affect the obligations of the Borrowers hereunder or under the Notes to make payments of principal, interest and other amounts due thereunder.

     2.2 Scheduled Principal Repayments on the Loans.

     (a) Revolving Loans. The Borrowers shall pay jointly and severally to the Lender on the Expiration Date all then outstanding principal on the Revolving Loans.

     (b) Term Loan. The Borrowers shall pay jointly and severally to the Lender the principal of the Term Loan in 10 consecutive quarterly installments, payable on each date set forth below in the amounts set forth below opposite such date:

                           Date                                                      Amount
                           ----                                                      ------
                      September 30, 2000                                           $ 1,000,000
                      December 31, 2000                                              1,000,000
                      March 31, 2001                                                 1,000,000
                      June 30, 2001                                                  1,000,000
                      September 30, 2001                                             1,000,000
                      December 31, 2001                                              1,000,000
                      March 31, 2002                                                 1,500,000
                      June 30, 2002                                                  1,500,000
                      September 30, 2002                                             1,500,000
                      December 31, 2002                                              1,500,000

     2.3 Closing Fee; Commitment Fees; Interest; Default Rate.

     (a) Fee Letter. The Borrowers shall pay jointly and severally to the Lender a fully-earned nonrefundable closing fee on the date hereof as set forth in the Fee Letter. The Borrowers shall pay jointly and severally all other fees when due pursuant to the Fee Letter.

     (b) Commitment Fees. The Borrowers shall pay jointly and severally to the Lender a commitment fee (the "Commitment Fee") on the daily unused portion of the Revolver Commitment (taking into account the LC Exposure Amount as usage) at a per annum rate equal to .50%.

     (c) Interest Rate. The Borrowers may elect an interest rate for each Loan (or one or more portions thereof) based on either the Base Rate or the applicable Adjusted Eurodollar Rate and determined as follows: (i) the rate for any Base Rate Loan shall be the Base Rate plus the Applicable Margin; and (ii) the rate for any Eurodollar Loan shall be the applicable Adjusted Eurodollar Rate plus the Applicable Margin.

     (d) Applicable Margin. For purposes of this Agreement, the term "Applicable Margin" shall mean:

     (i) from and after the date hereof until the first Interest Adjustment Date identified below, the Applicable Margins shall be based on Level V below; and

     (ii) from and after the tenth day after each date the Lender receives the quarterly financial statements required by Section 6.1(b) and the covenant compliance certificate required by Section 6.1(c) (beginning with the financial statements for the fiscal quarter ending on the Quarterly Date of September 30,
1999) (each, an "Interest Adjustment Date"), subject to the provisions of paragraph (iii) below, the Applicable Margin shall be determined from the following table based upon the Leverage Ratio (as defined below) for the Reference Period ending on the Quarterly Date immediately preceding such Interest Adjustment Date:

                                                                                Applicable Margin
                 Level               Leverage Ratio                             -----------------
                 -----               --------------                    Base                      Eurodollar
                                                                       ----                      ----------

                   I               Less than 1.00:1.00                 0.50%                        2.00%

                  II            Greater than or equal to               1.00%                        2.50%
                                 1.00:1.00 but less than
                                        1.50:1.00

                  III           Greater than or equal to               1.50%                        3.00%
                              1.50:1.00 but less than 2.00
                                          :1.00

                  IV            Greater than or equal to               2.00%                        3.50%
                                 2.00:1.00 but less than
                                        2.50:1.00

                   V             Greater than 2.50:1.00                2.50%                        4.00%


     (iii) As used herein, "Leverage Ratio" shall mean the ratio of Consolidated Funded Indebtedness as of the last day of the most recently ended Reference Period prior to the Interest Adjustment Date to Consolidated EBITDA for such Reference Period. Notwithstanding the foregoing, no downward adjustment of the Applicable Margin hereunder shall be permitted unless (A) all of the required financial statements for the relevant Reference Period have been delivered to the Lender as required in Section 6.1; and (B) there shall exist no Default at the time of such proposed downward adjustment.

     (iv) The determination of the Applicable Margin hereunder as of any Quarterly Date shall be based on unaudited quarterly financial statements for the relevant Reference Period; provided, however, that in the event of any discrepancy between computations based upon any unaudited quarterly financial statements and the related audited financial statements furnished pursuant to
Section 6.1(a) (the "Audited Financial Statements") in favor of the Lender, the computation based upon the Audited Financial Statements shall govern
(retroactive to the relevant Interest Adjustment Date), and the amount of interest thereby overdue and payable by the Borrowers shall be paid to the Lender within three Business Days after demand therefor.

     (e) Interest and Commitment Fees Payment Dates. Interest on Base Rate Loans shall be due and payable, without setoff, deduction or counterclaim, quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing on September 30, 1999, and when such Base Rate Loan is due (whether at maturity, by reason of acceleration or otherwise). The rate of interest on Base Rate Loans shall change on the date of any change in the applicable Base Rate. Interest on each Eurodollar Loan shall be payable, without setoff, deduction or counterclaim, for the related Interest Period on the last day thereof and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day of such Interest Period. Commitment Fees shall be due and payable in arrears on each March 31, June 30, September 30 and December 31 and on the Expiration Date.

     (f) Default Rate; Late Fee. During the existence of any Event of Default, the outstanding principal under the Notes and, to the extent permitted by applicable law, any interest (under this Section 2.3) and fees or any other amounts due and payable hereunder (including without limitation overadvances) shall bear interest, from and including the date such Event of Default occurred at a rate per annum equal to the sum of (x) the Base Rate plus (y) the Applicable Margin for Base Rate Loans plus (z) 2.00%, which interest shall be compounded daily and payable on demand. If any payment of principal, interest or other amount due hereunder (other than principal, interest or other amounts due at maturity of the Loans (by reason of acceleration or otherwise)) is not paid in full within 10 days after the same is due, the Borrowers shall also jointly and severally pay to the Lender a late fee in the amount of 5.0% of the amount not paid when due. Nothing in this Section 2.3(f) shall affect the Lender's right to exercise any of its rights or remedies, including those provided in
Section 8.2 and in the Security Documents, arising upon the occurrence of an Event of Default.

     (g) Computations. Interest on the Loans and on fees and expenses shall be computed on the basis of the actual number of days elapsed over a 360-day year. Except as otherwise provided in the definition of the term "Interest Period" with respect to the Eurodollar Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period.

     2.4 Requests for Loans. The Parent shall give the Lender telephonic notice confirmed in writing in the form of Exhibit 2.4 of each Loan requested hereunder (a "Loan Request") no later than (a) 1:00 PM (Boston time) on the same Business Day as the proposed date of any Base Rate Loan and (b) 1:00 PM (Boston time) on the third Business Day prior to the proposed date of any Eurodollar Loan. Each such notice shall specify (i) the principal amount thereof requested and the use or uses thereof, (ii) the proposed date of such Loan, (iii) the Interest Period for such Loan, if a Eurodollar Loan, and (iv) whether such Loan shall be a Base Rate Loan or a Eurodollar Loan. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested on the proposed date. Each Loan Request for a Base Rate Loan shall be in a minimum amount of $50,000 (and integrals thereof) and each Loan Request for a Eurodollar Loan shall be in a minimum amount of $250,000 (and integrals thereof); provided, that at no time shall there be more than five Eurodollar Loans outstanding. The Lender shall disburse Revolving Loans to the Borrowers by depositing them in a joint account of the Borrowers with the Lender.

     2.5 Conversion and Continuance of Loans.

     (a) Conversion to a Different Type of Loan. The Borrowers may elect from time to time to convert any outstanding Loan to a Base Rate Loan or Eurodollar Loan, as the case may, be provided that (i) with respect to any such conversion of a Eurodollar Loan to a Base Rate Loan, the Borrowers shall provide the appropriate Interest Rate Option Notice in the form of Exhibit 2.5 hereto (an "Interest Rate Option Notice") to the Lender by 1:00 PM (Boston time) on the date of such proposed conversion; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall provide the appropriate Interest Rate Option Notice to the Lender by 1:00 PM (Boston time) at least three Business Days' prior to the date of such proposed conversion;
(iii) with respect to any such conversion of a Eurodollar Loan into a Base Rate Loan, such conversion shall only be made on the last day of the related Interest Period; (iv) no Loans may be converted into a Eurodollar Loan when any Default has occurred and is continuing; (v) at no time shall there be more than five Eurodollar Loans outstanding; and (vi) any conversion of less than all of the outstanding Loans of either type into Loans of the other type shall be in a minimum principal amount of $250,000, provided that a conversion of a Eurodollar Loan to a Base Rate Loan shall be in a minimum principal amount of $50,000.

     (b) Continuance of an Interest Rate Option. The Borrowers may continue any Loan of either type as a Loan of the same type upon the expiration of the related Interest Period by providing an Interest Rate Option Notice to the Lender in compliance with the notice provisions set forth in Section 2.5(a); provided that no Eurodollar Loan may be continued as such when any Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first applicable Interest Period which ends during the continuance of such Default; provided further that if the Borrowers fail to give a timely Interest Rate Option Notice, the affected Loan shall be automatically converted to a Base Rate Loan on the last day of the applicable Interest Period.

     2.6 Reduction or Termination of the Revolver Commitment.

     (a) At any time prior to the Expiration Date, upon at least 10 days prior written notice, the Borrowers may permanently terminate or permanently reduce the Revolver Commitment. Any such reduction shall be in an amount of not less than $250,000 (or multiples thereof) or such lesser amount as equals the Available Revolver Commitment. Simultaneously with any such termination or reduction of the Revolver Commitment, the Borrowers shall (i) make any prepayments of principal required under Section 2.7(a), together with any payments required under Section 2.11 and (ii) pay to the Lender any then accrued unpaid Commitment Fees and interest on the terminated Revolver Commitment or on the portion of the Revolver Commitment terminated pursuant to any reduction thereof.

     (b) The Revolver Commitment shall be automatically and permanently reduced to -0- on the Expiration Date, when all outstanding principal, accrued interest and other amounts due on the Revolving Note shall be due and payable in full.

     2.7 Mandatory Payments and Prepayments.

     (a) Overdraws. If at any time the Revolving Credit Outstandings exceed the sum of the Revolver Commitment (including, without limitation, as a result of a reduction of the Revolver Commitment pursuant to Section 2.6), the Borrowers shall immediately pay to the Lender the amount of such excess, which excess shall be first applied to any unpaid LC Draw Obligations or, if a Default then exists and is continuing, applied at the Lender's sole and absolute discretion.

     (b) Mandatory Excess Operating Cash Flow Payments. Commencing with the fiscal year ending December 31, 2000, the Borrowers shall, not later than 15 days following the date their Audited Financial Statements are required to be delivered to the Lender under Section 6.1, pay to the Lender 50% of the amount of Consolidated Excess Operating Cash Flow for the fiscal year most recently ended (each such payment to the Lender being referred to herein as an "Excess Operating Cash Flow Payment"). Notwithstanding the foregoing, payment by the Borrowers of the Excess Operating Cash Flow Payment is hereby waived by the Lender so long as the Leverage Ratio as of both the end of the most recently ended fiscal year and the most recently ended fiscal quarter is less than 2.00:1.00.

     (c) Mandatory Payments in Connection with Prepayment Events. The Borrowers shall, not later than 30 days following each day any Net Sale Proceeds (excluding any Net Company Store Sale Proceeds) are received by any Borrower or any of its Subsidiaries in excess of $100,000 in the aggregate as to all Asset Sales occurring after the date hereof, pay to the Lender the amount of such Net Sale Proceeds (each such payment to the Lender being referred to herein as a "Sale Proceeds Payment"). Notwithstanding the foregoing, payment by the Borrowers of the Sale Proceeds Payment is hereby waived by the Lender so long as the Leverage Ratio as of both the end of the most recently ended fiscal year and the most recently ended fiscal quarter is less than 2.00:1.00.

     (d) Mandatory Payments in Connection with Company Store Sales. The Borrowers shall, within twelve months following the date any Net Company Store Sale Proceeds are received by any Borrower or any of it Subsidiaries, pay to the Lender an amount equal to the excess of Net Company Store Sale Proceeds not theretofore expended as a Capital Expenditure; provided, however, that Borrowers shall pay to the Lender the full amount of such Net Company Store Sale Proceeds if Borrowers are not, or after giving effect to this provision will not be, in compliance with Section 5.4 hereof (each such payment to the Lender being referred to herein as a "Company Store Sale Payment").


     (e) Mandatory Payments in Connection with Debt Issuances. The Borrowers shall, not later than 30 days following each day any Net Debt Proceeds are received by any Borrower or any of its Subsidiaries, pay to the Lender the amount of such Net Debt Proceeds (each such payment to the Lender being referred to herein as a "Debt Proceeds Payment").

     (f) Mandatory Payments in Connection with Equity Issuances. The Borrowers shall, not later than 30 days following each day any Net Equity Proceeds are received by any Borrower or any of its Subsidiaries, pay to the Lender 50% of the amount of such Net Equity Proceeds (each such payment to the Lender being referred to herein as an "Equity Proceeds Payment"). Notwithstanding the foregoing, payment by the Borrowers of the Equity Proceeds Payment is hereby waived by the Lender so long as the Leverage Ratio as of both the end of the most recently ended fiscal year and the most recently ended fiscal quarter is less than 2.00:1.00.

     (g) Mandatory Payments in Connection with Insurance Proceeds. The Borrowers shall, within twelve months following the date any Insurance Proceeds are received by any Borrower or any of its Subsidiaries in respect of any Casualty Event, pay to the Lender an amount equal to the excess Insurance Proceeds not theretofore expended as a Capital Expenditure; provided, however, that Borrowers shall pay to the Lender the full amount of the Insurance Proceeds if Borrowers have not applied such Insurance Proceeds within such twelve month period (each such payment to the Lender being referred to herein as a "Insurance Proceeds Payment").

     (h) Voluntary Prepayments. Subject to the provisions hereof, including without limitation the provisions of Section 2.11, the Borrowers may at any time voluntarily prepay the Loans in whole or in part from time to time upon not less than the one Business Day's prior notice by 1:00 PM to the Lender with respect to Base Rate Loans and three Business Days' prior notice by 1:00 PM to the Lender with respect to Eurodollar Loans; provided, however, that (i) Eurodollar Loans may be repaid only on the last day of an Interest Period therefor, (ii) such repayments shall be in minimum amount of $250,000 and (iii) all repayments of Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid and other amounts due with respect thereto through the date of such repayment.

     (i) Application of Payments.

     (i) If no Default then exists hereunder, all Excess Operating Cash Flow Payments, Sale Proceeds Payments, Company Store Sale Proceeds Payments, Debt Proceeds Payments, Equity Proceeds Payments and Insurance Proceeds Payments shall be applied to principal of the Term Loan in inverse order of maturity and then (after all principal of the Term Loan has been paid in full), to automatically and permanently reduce the Revolver Commitment.

     (ii) Except as set forth in subparagraph (i) above (or if a Default exists in which case all payments and prepayments may be applied as the Lender elects), all payments and repayments made pursuant to the terms hereof shall be applied
(A) first to all (if any) amounts (except principal, interest and fees) due and payable under this Agreement at such time, (B) then to payment of all fees due and payable at such time, (C) then to interest due and payable at such time, (D) then to accrued interest, (E) then to principal of Base Rate Loans, (F) then to principal of Eurodollar Loans, and (G) finally, to all other Obligations.

     2.8 Letters of Credit.

     (a) Letter of Credit Commitment. Subject to the execution and delivery by the Borrowers of a letter of credit application and any other related documents on the Lender's customary forms in effect from time to time (collectively, the "Letter of Credit Documents") and in reliance upon the representations and warranties of the Borrowers contained herein, the Lender agrees from time to time until the Expiration Date to issue, extend and renew for the account of any Borrower one or more standby letters of credit (each individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Lender. In the event and to the extent that any provision of any Letter of Credit Document shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall govern.

     (b) Conditions to Issuance of Letters of Credit; Etc.

     (i) The obligation of the Lender to issue, extend or renew any Letter of Credit hereunder shall be subject to the conditions for Loans set forth in
Section 3 and to the following conditions:

     (A) Such Letter of Credit shall provide for payment in U.S. Dollars and shall expire by its terms no later than the earlier to occur of (A) 30 days prior to the Expiration Date and (b) one year from the date of its issuance;

     (B) After giving effect to such issuance, extension or renewal, (1) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Available Revolver Commitment and (2) the sums of the aggregate LC Exposure Amount shall not exceed $1,000,000;

     (C) The form and terms of each Letter of Credit and the related Letter of Credit Documents shall be acceptable to the Lender; and

     (D) Each Letter of Credit shall be issued to support obligations of one or more of the Borrowers incurred in the ordinary course of its or their business.

     (ii) Whenever the Borrowers desire to have a Letter of Credit issued, extended or renewed, the Borrowers will furnish to the Lender a written application therefor which shall (A) be received by the Lender not less than three Business Days prior to the proposed date of issuance, extension or renewal and (B) specify (1) such proposed date (which must be a Business Day), (2) the expiration date of such Letter of Credit, (3) the name and address of the beneficiary of the Letter of Credit, (4) the amount of such Letter of Credit, and (5) the purpose and proposed form of such Letter of Credit. Each Letter of Credit shall be subject to the International Standby Practices (1998) and, to the extent not inconsistent therewith, the laws of the State of New York.

     (c) LC Draw Obligations of the Borrowers. In order to induce the Lender to issue, extend and renew each Letter of Credit, the Borrowers hereby jointly and severally agree to reimburse or pay to the Lender:

     (i) except as otherwise expressly provided in paragraph (ii) below, on the Business Day immediately following each date that any draft presented under such Letter of Credit is honored by the Lender or the Lender otherwise makes a payment with respect thereto, as indicated in the notice thereof from the Lender to the Borrowers (A) the amount paid by the Lender under or with respect to such Letter of Credit, and (B) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Lender in connection with any payment made by the Lender under or with respect to such Letter of Credit; and

     (ii) upon the termination or reduction of the Revolver Commitment, or the acceleration of the LC Draw Obligations in accordance with Section 8.1, an amount equal to the LC Exposure Amount (or with respect to a reduction, the excess thereof over the reduced Revolver Commitment), which amount shall be held by the Lender as cash collateral for all LC Draw Obligations.

     Interest shall accrue on any and all amounts remaining unpaid by the Borrowers under this Section 2.8 from the date of any draw under a Letter of Credit until the Business Day immediately following such draw at the rate specified in Section 2.3 for principal on the Revolving Loans and, thereafter, until payment in full (whether before or after judgment) at the default rate set forth in Section 2.3, and shall be payable to the Lender on demand.

     (d) Revolving Loans to Satisfy LC Draw Obligations. The Borrowers may elect to satisfy any LC Draw Obligation arising under paragraph (c)(i) of this Section by borrowing a Base Rate Loan in the amount thereof and applying the proceeds thereto, provided that (i) all conditions to such Revolving Loan set forth in
Section 3 shall have been satisfied in full and (ii) after giving effect to such Revolving Loan and the application of proceeds thereof, the Revolving Credit Outstandings will not exceed the Revolver Commitment.

     (e) Borrowers' Obligations Absolute. The Borrowers assume all risks in connection with the Letters of Credit. The Borrowers' obligations under this
Section 2.8 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Lender or any beneficiary of a Letter of Credit. The Borrowers also agree that the Lender shall not be responsible for, and the Borrowers' LC Draw Obligations shall not be affected by, among other things, (i) the validity, genuineness or enforceability of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient (provided all such documents conform on their face), fraudulent or forged, or (ii) any dispute between or among any Borrower, any of its Subsidiaries, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower or any of its Subsidiaries against the beneficiary of any Letter of Credit or any such transferee. The Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted to be taken by the Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not subject the Lender to any liability.

     (f) Reliance by Lender. The Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel, independent accountants and other experts selected by the Lender.

     (g) Letter of Credit Fee. In order to induce the Lender to issue, extend and renew each Letter of Credit, the Borrowers hereby agree jointly and severally to pay to the Lender quarterly in arrears on the Quarterly Dates with respect to each such issuance, extension and renewal a fee (in each case, a "Letter of Credit Fee") on the stated amount of such Letter of Credit at a rate per annum equal to the Applicable Margin for Eurodollar Loans as of such Quarterly Date. In addition, the Borrowers shall pay to the Lender any and all standard charges customarily made by the Lender in connection with such issuance, extension or renewal.

     2.9 Changed Circumstances.

     (a) Eurodollar Loans. In the event that:

     (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set, the Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate, or

     (ii) at any time the Lender shall have determined in good faith (which determination shall be final and conclusive) that:

     (A) the making or continuation of, or conversion of any Base Rate Loan to, a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

     (B) the Adjusted Eurodollar Rate shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank Eurodollar market for deposits in which they regularly participate; then, and in any such event, the Lender shall notify the Borrowers. Until the Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the obligation of the Lender to allow selection by the Borrowers of Eurodollar Loans shall be suspended. If at the time the Lender so notifies the Borrowers, the Borrowers have previously given the Lender a Loan Request or Interest Rate Option Notice with respect to one or more Eurodollar Loans but such Loan or Loans have not yet gone into effect, such notification by the Borrowers shall be deemed to be void and the Loan or Loans shall bear interest at the rate then applicable to Base Rate Loans. Upon such date as the Lender shall specify in such notice (which shall be the last day of applicable Interest Period, if an earlier date is not required), the Borrowers shall be deemed to have converted all outstanding Eurodollar Loans to Base Rate Loans in accordance with this Agreement. In the event that the Lender determines at any time following the giving of notice pursuant to this clause that it may lawfully make Eurodollar Loans, the Lender shall give notice thereof to the Borrowers of such determination, whereupon the Borrowers' right to request, and the Lender's obligation to make, Eurodollar Loans shall be restored.

     (b) All Credit Extensions. After the date hereof, in case any change in any existing or any new law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

     (i) subject to (c) below, subjects the Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by any Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Persons imposed by the United States of America or any political subdivision thereof), or

     (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or Loans or Letters of Credit issued by the Lender (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate), or

     (iii) imposes upon the Lender any other condition with respect to the Loans or the Letters of Credit or otherwise with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender or impose any expense with respect to any Loan or Letter of Credit (in each case without duplication of amounts described in Section 2.10), the Lender shall so notify the Borrowers. The Borrowers agree to pay to the Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon demand after presentation by the Lender of a statement in the amount and setting forth the Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error.

     (c) All payments made by the Borrowers under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or other stamp or documentary taxes or excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Amounts") are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Amounts) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement or such other Loan Document, provided, however, that the Borrowers shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes (i) that are attributable to the Lender's failure to comply with the requirements of paragraph (e) or (f) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to the Lender at the time the Lender becomes a party to this Agreement, except to the extent that the Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this Section. In addition, the Borrowers shall pay any Other Amounts to the relevant governmental authority in accordance with applicable law.

     (d) Whenever any Non-Excluded Taxes or Other Amounts are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Lender a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes or Other Amounts when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrowers hereby indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

     (e) The Lender or any participant or successor or assignee of the Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrowers (or, in the case of a participant, to the Lender) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 88 1 (c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit 2.9 (an "Exemption Certificate") and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any participant, on or before the date such participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

     (f) The Lender or any participant or successor or assignee of the Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Lender), at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Person is legally entitled to complete, execute and deliver such documentation and in such Person's judgment such completion, execution or submission would not materially prejudice its legal position.

     (g) If the Lender determines that it has recovered or used as a credit any amount withheld on its account pursuant to this section, it shall reimburse the Borrowers to the extent of such amount so determined to have been recovered or used as a credit, provided that nothing contained in this paragraph (g) shall require the Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

     (h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Obligations.

     2.10 Capital Adequacy. The Lender shall notify the Borrowers if, after the date hereof, the Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by any such Person or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Person's or such holding company's capital as a consequence of such Person's commitment to make Loans or issue Letters of Credit hereunder to a level below that which such Person or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Person's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital and excluding any such reduction resulting from a decline in such Person's capital or capital ratios) by any amount reasonably deemed by such Person to be material. The Borrowers agree to pay to the Lender the amount of such reduction of return of capital within 30 days after presentation by the Lender of a statement in the amount and setting forth the Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods used in similar circumstances.

     2.11 Payments Before End of Eurodollar Period. If any Borrower for any reason makes any payment or prepayment (whether voluntary or mandatory) of principal with respect to any Eurodollar Loan on any day other than the last day of the applicable Interest Period, or fails to borrow, continue or convert to a Eurodollar Loan after giving a Loan Request or Interest Rate Option Notice pursuant to Section 2.4 or 2.5, or if any Eurodollar Loan is accelerated pursuant to Section 8.1, the Borrowers shall pay to the Lender a makewhole payment pursuant to the following formula:

                           L = (R - T) x P x D
                                --------------
                                      360

     L = amount payable to the Lender

     R = interest rate on such Loan

     T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Lender's sole discretion, maturing on or near the last day of the then applicable Interest Period and in approximately the same amount as such Loan can be purchased by the Lender on the day of such payment of principal or failure to borrow, continue or convert P = the amount of principal prepaid or the amount of the requested Loan D = the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

     The Borrowers shall pay such amount upon demand upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     2.12 Security. The Obligations, whether under this Agreement, the Notes, the Fee Letter, the Letter of Credit Documents, the other Loan Documents or otherwise, shall be secured at all times by:

     (a) a first priority perfected security interest in all presently owned and hereafter acquired tangible and intangible personal property and fixtures of the Borrowers and their Subsidiaries (including without limitation all Intercompany Notes and trademarks and service marks and licenses), subject only to Permitted Encumbrances, together with any landlord waivers with respect to the locations of such personal property and fixtures (provided that landlord waivers will not be required for individual Stores) and, after an Event of Default has been declared by the Lender, lock box or agency account agreements with respect to cash receipts; and

     (b) except as set forth in the next succeeding paragraph, a first priority perfected pledge of all of the issued and outstanding shares of Capital Stock of all of the Borrowers other than the Parent.

     (c) The Lender acknowledges and agrees that as of the date hereof the Parent has pledged _________ shares of Capital Stock of Willoughby's to ______________ and _____________ (collectively, the "Willoughby's Sellers") as security for the promissory notes described on Schedule 7.1 (collectively, the "Willoughby's Seller Note"). On or before October 20, 1999, the Parent shall cause the Lender to have a first priority perfected pledge of all of the issued and outstanding shares of Capital Stock of Willoughby's.

     The Borrowers agree to take such actions (and to cause their Subsidiaries, if any, to take such actions) as the Lender may reasonably request from time to time in order to cause the Lender to be secured at all times as described in this Section.

         2.13 Use of Proceeds. Each of the Borrowers hereby covenants, warrants and represents that proceeds of the Term Loan and the Revolving Loans shall be used for the payment of the purchase price in respect of the Chesapeake Acquisition, closing costs, the repayment of certain outstanding indebtedness as disclosed to the Lender and as described on Schedule 2.13 hereto, working capital and general corporate purposes (excluding Acquisitions). Attached as
Schedule 2.13 hereto is the Borrowers' current projection, as of the date hereof, of its sources and uses of funds.

     2.14 Time and Method of Payments. All payments of principal, interest, fees and other amounts (including indemnities) payable by the Borrowers hereunder shall be made in U.S. Dollars, in immediately available funds, without deduction, setoff or counterclaim, to the Lender at its principal office on the date on which such payment shall become due; provided, however, that any payment not received by the Lender by 3:00 PM, (Boston time) on the date made shall be deemed received on the next Business Day (but no Default shall be deemed to have occurred as a result thereof under Section 8.1 if payment is received after 3:00 PM (Boston time) but prior to 5:00 PM (Boston time) on the date on which such payment shall become due). The Lender may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any deposit account of any of the Borrowers with the Lender. Except as otherwise provided in the definition of the term "Interest Period" with respect to the Eurodollar Loans, if any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without setoff or counterclaim.

     SECTION 3. CONDITIONS OF CREDIT EXTENSIONS.

     3.1 Conditions to Initial Credit Extension. The obligations of the Lender to make the initial Credit Extensions hereunder are subject to the fulfillment of the following conditions precedent:

     (a) The Lender and its counsel shall have completed their due diligence review with respect to the Chesapeake Acquisition and shall be satisfied with the results of such review.

     (b) Receipt by the Lender of the following documents, certificates and opinions in form and substance satisfactory to the Lender, duly executed and delivered as follows:

     (i) This Agreement, executed and delivered by all Borrowers;

     (ii) The Notes executed and delivered by all Borrowers;

     (iii) The Security Documents executed and delivered by all Borrowers and such stock certificates, stock powers, assignments, consents, landlord waivers, UCC financing statements and other instruments and documents as the Lender shall deem necessary to satisfy the requirements of Section 2.12, provided the Borrowers need use only best efforts in obtaining such landlord waivers;

     (iv) An officer's certificate executed by the President of each of the Borrowers in the form provided by the Lender, including all attachments thereto;

     (v) Certificates of insurance or insurance binders evidencing compliance with Section 6.3 (including the required lender's loss payable endorsements);

     (vi) The Opening Balance Sheet, accompanied by a certificate from the Chief Financial Officer of the Parent demonstrating compliance by the Companies on a pro forma basis with Sections 5.1-5.6 hereof.

     (vii) A favorable legal opinion satisfactory to the Lender, addressed to the Lender and its counsel, from Ruskin, Moscou, Evans & Faltischek, P.C., general counsel to the Borrowers and their Subsidiaries; and

     (viii) A favorable legal opinion satisfactory to the Lender, addressed to the Lender and its counsel, from Buchanan Ingersoll Professional Corporation and Lerner, David, Littenberg, Krumholz & Mentlik, trademark counsel to the Borrowers and their Subsidiaries.

     (c) The Borrowers shall have paid the initial fee required by the Fee Letter and the other fees required to be paid as of the date of such Credit Extension and all reasonable fees and expenses of the Lender's counsel through the date of such Credit Extension.

     (d) The Borrowers shall have provided the Lender with such payoff letters, payment instructions and other additional instruments, certificates, opinions and other documents as the Lender or its counsel shall reasonably request.

     (e) The Lender shall have received evidence that (i) the principal of and interest on, and all other amounts owing in respect of, Consolidated Funded Indebtedness indicated on Schedule 2.13, if any, which is to be repaid on the date of the initial Credit Extensions shall have been (or shall simultaneously be) paid in full in cash, (ii) any commitments to extend credit under the agreements related to such Consolidated Funded Indebtedness have been terminated or canceled and (iii) all Guarantees in respect of, and liens securing, any such Consolidated Funded Indebtedness have been released (or arrangements for such releases have been made to the reasonable satisfaction to the Lender), which requirement shall include receipt by the Lender of all such executed payoff letters, UCC Termination Statements and other instruments as the Lender shall have requested to release and terminate of record any Encumbrances.

     (f) The closing of the Chesapeake Acquisition (including all conditions precedent thereto) shall have been consummated in accordance with the terms of the Acquisition Agreement (except for that portion of the purchase price being repaid with proceeds of the Term Loan) and the Parent shall have furnished to the Lender a certificate, signed by the President or the Chief Financial Officer of the Parent, to the effect that the closing of the Chesapeake Acquisition has occurred under the Acquisition Agreement.

     (g) All governmental or other third party approvals necessary or advisable for this Agreement, the Chesapeake Acquisition or any transactions contemplated thereby shall have been obtained and be in full force and effect (including without limitation any consent of the shareholders of the Parent and Seller, the FTC and the U.S. Department of Justice).

     (h) The Lender shall be satisfied that no litigation or other legal proceeding exists which could reasonably be expected to result in a Material Adverse Effect or which restrains or attempts to restrain or undo the consummation of the Chesapeake Acquisition or any portion thereof.

     (i) All corporate, partnership and other proceedings, and all documents, instruments and other legal, diligence and financial matters in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Lender and its counsel.

     3.2 Conditions to All Credit Extensions. The obligation of the Lender to make any Credit Extension (including the initial Credit Extension) is also subject to the following additional conditions:

     (a) All representations and warranties contained in this Agreement or otherwise made in writing by or on behalf of any of the Borrowers or any of their Subsidiaries in connection with the transactions contemplated hereby shall be true and correct in all material respects at the time of each such Credit Extension (except to the extent such representations and warranties were expressly made only as of a specific date and except to the extent affected by transactions occurring after the date hereof and permitted hereunder), with and without giving effect to the Credit Extension at such time and the application of the proceeds thereof.

     (b) At the time of each such Credit Extension (i) the Borrowers and their Subsidiaries shall have performed and complied with all covenants required in this Agreement to be performed or complied with by it prior to the making of such Credit Extension, (ii) no Default shall have occurred and be continuing or would result from such Credit Extension, and (iii) no event or condition shall have occurred which could reasonably be likely to have a Material Adverse Effect.

     (c) As to any such Credit Extension, the Lender shall have received a properly completed Loan Request or Letter of Credit Documents, as appropriate.

     (d) The Lender shall have received such other supporting documents and certificates as it may reasonably request.

     The Borrowers' request for the initial Credit Extensions shall be deemed to constitute the Borrowers' representation and warranty that all of the foregoing conditions in Sections 3.1 and 3.2 have been satisfied in full. Each request for a Credit Extension (other than the initial Credit Extensions) shall be deemed to constitute the Borrowers' representation and warranty that all of the foregoing conditions in Section 3.2 have been satisfied in full.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Agreement and make the Credit Extensions hereunder, each of the Borrowers hereby confirms the representations and warranties set forth in the Security Documents (which are incorporated by reference herein) and, further, represents and warrants (all of which representations and warranties assume the making of the initial Credit Extensions hereunder) as follows:

     4.1 Organization and Qualification. Each of the Companies (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of formation (as designated on Schedule 4.1); (b) has all requisite corporate power and authority to own its property and conduct its business as now conducted and as presently contemplated; and (c) is duly qualified and in good standing in each jurisdiction where the nature of its properties or its business requires such qualification, as specified in Schedule 4.1, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Schedule 4.1 also sets forth each of the Organizational Documents to which any Company is a party.

     4.2 Corporate Authority. The execution, delivery and performance of each of the Loan Documents and the Acquisition Agreement and each of the documents contemplated thereby (together with the Loan Documents, the "Transaction Documents") and the transactions contemplated thereby (including without limitation the granting of security interests thereunder in favor of the Lender) are within the corporate authority of each of the Companies, have been authorized by all necessary corporate proceedings on the part of each of the Companies, and do not and will not contravene any provision of law (including without limitation the rules and provision of law or the charter documents or by-laws (collectively, "Organizational Documents")) of any of the Companies, or contravene any provisions of, or constitute a Default hereunder or a default under any other material agreement (including any Lease, any shareholder agreement, any license agreement or any supplier contracts), instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to any of the Companies or any of its properties, or result in the creation, other than in favor of the Lender, of any Encumbrance upon any of the properties of any of the Companies.

     4.3 Valid Obligations. Each of the Transaction Documents and all of its terms and provisions (including the security interests granted thereunder to the Lender) are legal, valid and binding obligations of each of the Companies who are named as parties thereto, enforceable in accordance with its respective terms.

     4.4 Approvals. The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority or any other Person, except as disclosed on Schedule 4.4 and all of such approvals or consents and filings or registrations have been obtained or completed, as applicable, as of the date hereof to the extent material to the business of any of the Companies.

     4.5 Title to Properties; Absence of Liens. Schedule 4.5 (as updated from time to time as required hereunder) lists all of the Stores of each of the Companies, including the owner thereof, the address thereof, and whether such Store is a Company Store or a Franchised Store. Except as set forth in Schedule
4.5 (as updated from time to time as required hereunder), as of the date of this Agreement and after giving effect to the application of the proceeds of the Loans as provided in Section 2.13, or as of the date of the latest quarterly financial statements as required under Section 6.1, as applicable, each of the Companies has good and marketable title to all of its material properties of every name and nature now purported to be owned by it, including without limitation all material assets of the Company Stores listed on Schedule 4.5 (as updated from time to time as required hereunder), all rights under each of the Franchise Agreements to which any Company is a party (including without limitation all rights to development and royalty payments thereunder), the Collateral and the properties reflected in the Initial Financial Statements, in each case free from all Encumbrances whatsoever except for Permitted Encumbrances.

     4.6 Licenses, Patents, Trademarks and Intellectual Property. Except as otherwise described in Schedule 4.6, each of the Companies has all necessary permits, approvals, authorizations, consents, license (including liquor licenses), franchises, registrations, patents, trademarks, trade names and copyrights, recipes and other rights and privileges to allow it to own and operate its respective business and to operate or franchise, as applicable, the Stores listed on Schedule 4.5 (as updated from time to time as required hereunder) without any violation of law or the rights of others. All trademarks, service marks, trade names, patents and patent applications in which any Company has an ownership or licensee interest, and all United States, state and foreign registrations thereof and applications therefor in the name of any Company, are listed on Schedule 4.6 (as updated from time to time as required hereunder), and the Parent is and will at all times hereafter be the owner thereof, free of all Encumbrances except in favor of the Lender. No interest in any of such intellectual property has been licensed or sublicensed to any other Person except to Franchisees pursuant to the Franchise Agreements.

     4.7 Compliance with Laws and Agreements. No Company is in violation of any material provision of its Organizational Documents and no Company is in violation of any material provision of any material indenture, agreement or instrument to which it is a party or by which it is bound (including without limitation any material lease) or of any provision of law (including without limitation, ERISA, Environmental Laws, SEC and FTC Laws, and franchising laws), the violation of which could reasonably be expected to have a Material Adverse Effect or any order, judgment or decree of any court or other agency of government. Without limiting the scope of the foregoing, each Company is in compliance in all material respects with all federal and state laws and regulations, the violation of which could reasonably be expected to have a Material Adverse Effect. To Borrowers' knowledge, third parties to any material agreements are not in violation of any material provision thereof to the extent that such violations in the aggregate could reasonably be expected to result in a Material Adverse Effect.

     4.8 Material Agreements. As of the date hereof, each of the material agreements to which any Company is a party is in full force and effect and constitutes the legally valid and binding obligation of the Company identified with it thereon and, to Borrowers' knowledge, the other parties thereto, enforceable against each of them in accordance with its respective terms. None of the Franchise Agreements under which any Company is a franchisor prohibit the granting of a security interest by such Company therein to the Lender, including without limitation a security interest in all development fees, royalties and other amounts payable thereunder.

     4.9 Environmental Matters. Except as specified in Schedule 4.9:

     (a) Each Company has obtained all material permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be likely to have a Material Adverse Effect. To the Borrowers' knowledge, each Company is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

     (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and to the Borrowers' knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any Company to have any material permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not result in the remediation of any property costing in excess of $250,000 in the aggregate in each fiscal year prior to the date of this Agreement and, for any periods after such date, except for matters that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (c) To the Borrowers' knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of any Company and no property now or previously owned, leased or used by any Company is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

     (d) To the Borrowers' knowledge there are no Encumbrances arising under or pursuant to any Environmental Laws on any of the material real properties owned, leased or used by any Company, and no governmental actions have been taken or are in process which could subject any of such properties to any Encumbrances or, as a result of which any Company would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it or in any deed to such property.

     (e) To the Borrowers' knowledge no Company has (i) engaged in or permitted any operations or activities upon or any use or occupancy of any property owned, leased or used by it, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the knowledge of any of the Borrowers have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations, and, in such case, in compliance with, all Environmental Laws.

     4.10 Compliance with ERISA. Each of the Companies and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any material liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA and other than reportable events as to which the 30 day notice period is waived) has occurred with respect to any Plan.

     4.11 Financial Statements. (a) The Parent has furnished to the Lender (i) its consolidated audited balance sheet as of December 27, 1998 audited by the Accountants and its related consolidated audited statements of operations and cash flow for the fiscal year then ended, and related consolidating financial statement, and (ii) its management-prepared consolidated and consolidating balance sheet as of June 27, 1999 and related statements of operations and cash flows for the six-month period then ended (collectively, the "Initial Financial Statements"). Such Initial Financial Statements were prepared in accordance with GAAP and as to such fiscal year statements audited by the Accountants. Such Initial Financial Statements fairly present the financial position of the respective Companies as at such dates and the results of operations for such periods covered thereby.

     (b) The Parent has furnished to the Lender the Parent's estimated balance sheet as of the date hereof (the "Opening Balance Sheet"), showing the Parent's pro forma financial condition based on reasonable good faith estimates after the consummation of the Chesapeake Acquisition. The Opening Balance Sheet fairly presents the pro forma financial position of the Parent at such date.

     (c) The Borrowers have reviewed the projections for the future results of operations of the Companies dated May 1999 for the period commencing January 1, 1999 and ending December 31, 2003 (the "Projections"), after giving effect to the Chesapeake Acquisition, and the Borrowers hereby certify to the Lender that the Projections are based upon good faith estimates and assumptions believed by management of the Parent to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the periods covered thereby may differ from the projected results set forth therein by a material amount.

     (d) Except as reflected in the Initial Financial Statements and the SEC Reports, as of the date hereof none of the Companies has any material contingent obligations, liabilities for taxes or unusual forward or long-term commitments. Since the effective date of the latest audited Initial Financial Statements, there have been no changes in the assets, liabilities, financial condition, business or prospects of any Company, the effect of which has, individually or in the aggregate, could reasonably be likely to have a Material Adverse Effect.

     (e) The Parent has also furnished to the Lender the Seller's (i) statement of cash flows for sales and royalties collected, all on a store by store basis, for the Acquired Assets, for the fiscal years ending December, 1997 and December, 1998 and for six four week periods ending in June, 1998 and June, 1999 and (ii) other financial information comprising the Financial Statements (as defined in the Acquisition Agreement) for the Acquired Assets. Such Financial Statements, to any Borrower's knowledge, solely based on Seller's representation to the Borrowers, correctly and completely reflect the Seller's books and records relating to the Acquired Assets, and were represented by Seller to Borrowers as accurate and complete in all material respects for the periods indicated.

     4.12 Solvency. The Borrowers have assets (both tangible and intangible) having a fair salable value in excess of the amount required to pay the probable liability on its respective existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Borrowers have access to adequate capital for the conduct of its respective business for the foreseeable future and the discharge of its debts incurred in connection therewith as such debts mature; the Borrowers are not Insolvent and, immediately prior to the consummation of the Term Loan hereunder, the Borrowers were not Insolvent; and the Borrowers do not intend to or believe that they will collectively incur debts beyond their ability to pay them at their maturity.

     4.13 Taxes. Each of the Companies has filed all federal, state and other material tax returns required to be filed (or has filed extensions therefor) and has paid or made adequate provision for the payment of all taxes, assessments and other such governmental charges due have been fully paid (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the Companies). No Company has executed any waiver that would have the effect of extending the applicable statute of limitations in respect of tax liabilities (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the Companies).

     4.14 Litigation. Except as otherwise described in Schedule 4.14, there is no litigation, proceeding or governmental investigation, administrative or judicial, pending or, to any of the Borrowers' knowledge, threatened against or affecting any Company or its properties which could reasonably be expected to result in a Material Adverse Effect.

     4.15 Margin Rules. None of the Borrowers or any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any "margin security" or "margin stock" ("Margin Stock") as such terms are used in Regulations U or X (the "Margin Regulations") of the Board of Governors of the Federal Reserve System. The value of all Margin Stock held by the Borrowers and their Subsidiaries constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all assets of the Borrowers and their Subsidiaries.

     4.16 Restrictions on the Borrowers. No Company is a party to or bound by any contract, agreement or instrument, nor subject to any charter or other corporate restriction, that has or could reasonably be expected to have a Material Adverse Effect.

     4.17 Capitalization. All of the Subsidiaries of each of the Companies are listed on Schedule 4.17 and a Borrower owns all of the issued and outstanding Capital Stock thereof as noted thereon. The Borrowers have supplied the Lender with true and complete copies of their Organizational Documents. Except as otherwise set forth in Schedule 4.17: (a) no Capital Stock of any Company carries preemptive rights; (b) there are no outstanding subscriptions, warrants or options to purchase any Capital Stock of the Parent as of the date hereof or of any other Company; (c) no Company is obligated to redeem or repurchase any of its Capital Stock; and (d) there is no other agreement, arrangement or plan which could directly or indirectly affect the equity structure of any Company. All Capital Stock of each Subsidiary is validly issued and fully paid and non-assessable, free of any Encumbrance, except for Encumbrances on the Capital Stock granted to the Lender and otherwise permitted herein and restrictions on transfer indicated on the certificates evidencing such Capital Stock pursuant to applicable Federal or state securities regulations. There are no restrictions upon the voting rights of any Capital Stock of the Subsidiaries of the Companies (other than as may be imposed by any state or local governmental authorities). No Company owns any minority interest in any Person, except as set forth in
Schedule 4.17.

     4.18 Full Disclosure. No statement of fact made by or on behalf of any Company or any Principal in this Agreement or any of the other Loan Documents or in any certificate or schedule furnished to the Lender pursuant hereto or thereto in light of all information provided to the Lender, as of the date such statement, certificate or schedule was so furnished contains any untrue statement of a material fact or omits, when considered as a whole, to state any material fact necessary to make statements contained therein or herein not misleading as of the date such statement, certificate or schedule was so furnished. As of the date hereof, there is no fact known to any Borrower which has not been disclosed to the Lender in writing which could reasonably be likely to have a Material Adverse Effect.

     4.19 Investment Company Act. No Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.20 Labor Disputes; Collective Bargaining Agreements; Employee Grievances. Except for matters that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect (a) there are no collective bargaining agreements or other organized labor contracts covering any Company or any Company Store; (b) no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of any Company or any Company Store; (c) there is no material labor dispute pending or threatened against or affecting any Company or any Company Store; (d) there has not been, during the five year period prior to the date hereof, any material labor dispute against or affecting any Company or any Company Store, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material; and (e) each of the Companies and each Company Store has complied with (or corrected in full any prior noncompliance) and is in compliance with the provisions of the Fair Labor Standards Act and regulations thereunder.

     4.21 Year 2000 Compliance. The Borrowers have (a) reviewed the areas within their business and operations which could be adversely affected by failure to become "Year 2000 Compliant" (that is that computer application, imbedded microchips and other systems used by the Borrowers will be able properly to recognize and perform date sensitive functions involving certain dates prior to and any date after December 31, 1999); (b) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner; and (c) committed adequate resources to support its Year 2000 plan. Based on such review and plan, the Borrowers reasonably believe that they will become Year 2000 Compliant on a timely basis except to the extent that a failure to do so is not likely to have a Material Adverse Effect.

     SECTION 5. FINANCIAL COVENANTS. Each of the Borrowers covenants and agrees that, until all Commitments have been terminated, all Letters of Credit have terminated or expired, and all Obligations have been indefeasibly paid in full in cash, the Borrowers will not cause or permit:

     5.1 Maximum Leverage Ratio. The ratio of Consolidated Funded Indebtedness of the Companies as of the last day of each Reference Period set forth below to Consolidated EBITDA for such Reference Period to be greater than the ratio specified below opposite such Reference Period:

----------------------------------------------------------- ---------------------------------------------------------
                 Reference Period Ending                                     Maximum Leverage Ratio
                 -----------------------                                     ----------------------
----------------------------------------------------------- ---------------------------------------------------------
12/26/99 and 3/26/00                                                               4.00:1.00
----------------------------------------------------------- ---------------------------------------------------------
6/25/00 and 9/24/00                                                                3.00:1.00
----------------------------------------------------------- ---------------------------------------------------------
12/24/00, 3/25/01, 6/24/01 and 9/30/01                                             2.25:1.00
----------------------------------------------------------- ---------------------------------------------------------
12/30/01 and all Reference                                                         1.50:1.00
Periods ending thereafter
----------------------------------------------------------- ---------------------------------------------------------

     5.2 Minimum Consolidated Cash Flow Ratio. Commencing December 26, 1999, the ratio of Consolidated Cash Flow for any Reference Period to Consolidated Financial Obligations for such Reference Period to be less than 1.25:1.00.

     5.3 Minimum Interest Coverage Ratio. The ratio of Consolidated EBITDA of the Companies as of the last day of each Reference Period as set forth below to Consolidated Interest Expense, for such Reference Period to be less than the ratio specified below opposite such Reference Period:

           ----------------------------------------------------- -----------------------------------------
                         Reference Period Ending                                  Ratio
                         -----------------------                                  -----

           12/26/99 and 3/26/00                                                 3.00:1.00
           6/25/00 and 9/24/00                                                  3.50:1.00
           12/24/00 and all Reference                                           4.00:1.00
           Periods thereafter
           ----------------------------------------------------- -----------------------------------------

     5.4 Maximum Capital Expenditures. Make or agree to make, or incur any obligations with respect to, any Capital Expenditures (x) in excess of $2,000,000 in the aggregate during any fiscal year and (y) in excess of $5,000,000 in the aggregate during the term of this Agreement; provided, however, any Insurance Proceeds applied to Capital Expenditures shall not be counted against the limitations in clauses (x) and (y), above.

     5.5 Maximum Liabilities Ratio. The ratio of the Companies' aggregate Indebtedness on the last day of each Reference Period set forth below to Consolidated EBITDA for such Reference Period to be greater than the ratio specified below opposite such Reference Period:




                 Reference Period Ending                                             Ratio
----------------------------------------------------------- ---------------------------------------------------------

12/26/99 and 3/26/00                                                               6.00:1.00
----------------------------------------------------------- ---------------------------------------------------------
6/25/00 and  9/24/00                                                               5.00:1.00
----------------------------------------------------------- ---------------------------------------------------------
12/24/00, 12/26/99 and 3/26/003/25/01, 6/24/01 and 9/30/01                         4.00:1.00
----------------------------------------------------------- ---------------------------------------------------------
12/31/01 and all Reference Periods ending thereafter                               3:00:1.00

     5.6 Consolidated Net Worth. The Companies' Consolidated Net Worth at any time to be less than the sum of (a) an amount equal to (i) the Companies' Consolidated Net Worth on the Closing Date as set forth in the Opening Balance Sheet, minus (ii) $500,000, plus (b) on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ended September 26, 1999, plus (c) the Net Debt/Equity Proceeds with respect to any Equity Issuance after the date hereof.

     SECTION 6. AFFIRMATIVE COVENANTS. Each of the Borrowers covenants and agrees that, until all Commitments have been terminated, all Letters of Credit have terminated or expired, and all Obligations have been indefeasibly paid in full in cash:

     6.1 Financial Reporting. The Borrowers will furnish to the Lender:

     (a) as soon as available, but in any event within 90 days after each fiscal year-end, the Parent's consolidated balance sheet as at the end of, and related consolidated statements of operations and cash flow for, such year, prepared in accordance with GAAP consistently applied and audited by the Accountants; and concurrently with such financial statements, consolidating financial statements and a written statement by the Accountants that, in conducting such audit, they have obtained no knowledge of any Default or Event of Default (or, if such an event exists, a statement as to its nature and status), provided that the Accountants shall not be liable to the Lender for failure to obtain knowledge of any Default or Event of Default;

     (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter, the Parent's consolidated and consolidating balance sheet as at the end of, and related consolidated and consolidating statements of operations and cash flow for, the portion of the year then ended and the fiscal quarter then ended, prepared in accordance with GAAP, together with a comparison of such results to budgeted results and to the results for the comparable period in the prior fiscal year, prepared on a consolidated and consolidating basis, in each case certified by the Parent's chief financial officer or controller; together with updated Schedules 4.1, 4.5 and 4.6 hereto, if any changes thereto;

     (c) as soon as available, but in any event within 45 days after the end of each fiscal quarter, a covenant compliance report in substantially the form of
Exhibit 6.1, signed by the Parent's chief financial officer or controller, and updated Schedules 4.1, 4.5 and 4.6 if any changes thereto;

     (d) as soon as available, but in any event within 30 days after the end of each month, the Parent's consolidated and consolidating balance sheet as at the end of, and related consolidated and consolidating statements of operations and cash flow for, the month then ended and year-to-date period then ended, prepared in accordance with GAAP;

     (e) promptly as they become available, a copy of each report (including any so-called management letters) submitted to any Company by the Accountants in connection with each annual, interim or special audit of its books;

     (f) promptly as they become available, copies of all such financial statements, proxy material and reports as any Company shall send or make available to its stockholders and copies of all material reports filed with the FTC or state or local franchising authorities and all SEC Reports;

     (g) promptly following the date on which approval by the Parent's Board of Directors is granted with respect thereto or, within 45 days after the beginning of each fiscal year, whichever shall occur sooner, pro forma projections for the Companies for such fiscal year, prepared on a quarterly basis, consisting of a projected balance sheet, projected statements of income, cash flow and projections of Capital Expenditures, all prepared on a basis consistent with the financial statements required by Section 6.1(a);

     (h) no more than five Business Days after any Company gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

     (i) promptly upon becoming aware of the existence of any condition or event that constitutes an Event of Default or would reasonably be likely to result in a Material Adverse Effect, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

     (j) no more than five Business Days after becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against any Company, the outcome of which could reasonably be likely to have a Material Adverse Effect, written notice thereof and of the action being or proposed to be taken with respect thereto;

     (k) no more than five Business Days after becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against any Company regarding any potential violation of Environmental Laws, any spill, release, discharge or disposal of any Hazardous Material or any other material event required to be reported to any such governmental agency or authority in respect of Environmental Laws or Hazardous Material, written notice thereof and of the action being proposed to be taken with respect thereto;

     (l) Prior to the consummation of any Asset Sale, if the Net Sale Proceeds of all Asset Sales received by the Companies during the term of this Agreement are equal to or in excess of $1,000,000, written notice thereof, specifying the purchase price, payment terms and closing date thereof;

     (m) At the same time as written notice, if any, is required to be given to the Lender concerning an Asset Sale, updated Schedules 4.1, 4.5 and 4.6 to this Agreement, giving effect to such Permitted Sale; and

     (n) as soon as reasonably possible and in any event within 10 days after request therefor, such other information regarding the operations, assets, business, affairs and financial condition of any Company or any Store as the Lender may reasonably request.

     6.2 Conduct of Business. Each of the Companies will (a) duly observe and comply in all material respects with its Organizational Documents and all applicable laws and all requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all applicable health laws, restaurant licensing laws, FTC laws, SEC laws, Environmental Laws and ERISA); (b) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business; (c) comply in all material respects with all material agreements (including without limitation material leases and supplier contracts) to which it is a party; (d) maintain its corporate existence except for mergers and consolidations to the extent permitted hereunder; and (e) remain or engage in the business of owning and franchising coffee and bagel retail Stores and manufacturing, selling and distribution of specialty coffees, bagels, cream cheese and related products wholesale, and in no other business. No Company will engage in any business unless it is a Borrower hereunder.

     6.3 Maintenance and Insurance. Each of the Companies will maintain and keep its properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto so that its business may be properly and advantageously conducted at all times. Each of the Companies and each Company Store at all times will maintain, or cause to be maintained, insurance covering it and its tangible property in such amounts (including, without limitation, so-called "all perils" coverage at replacement value, "broad form" liability coverage, and fidelity and business interruption insurance), against such hazards and liabilities and for such purposes as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties. The Lender shall be named as loss payee (pursuant to a standard "lender's loss payable" endorsement) on property insurance policies and additional insured on liability insurance policies and shall be given at least 30 days' advance notice of any cancellation, change in form or renewal of insurance. Such insurance shall insure the Lender's interest regardless of any breach or violation of the underlying policies by any Company or any other Person. Each of the Companies shall insure, or cause to be insured, its assets in amounts sufficient to prevent the application of any co-insurance provisions. The Borrowers shall evidence their compliance with this Section by delivering a certificate with respect to each policy concurrently with the execution hereof, annually thereafter and at any time upon the Lender's reasonable request. If any Company fails to provide or cause to be provided such insurance, the Lender, in its sole discretion, may provide such insurance and charge the cost to any of the Borrowers' deposit accounts with the Lender.

     6.4 Taxes. Each of the Companies will pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties prior to such taxes becoming delinquent; except for any tax, assessment or charge (other than any charge for required environmental cleanup costs) which is being contested in good faith by appropriate legal or other proceedings or actions and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP, if no Encumbrance shall have been filed to secure such tax, assessment or charge.

     6.5 Inspection by the Lender. Each of the Companies will at all reasonable times (and upon reasonable notice if no Event of Default exists), during normal business hours permit the Lender or its designees, provided that it does not interfere with the normal business operation of the Borrowers, to (a) visit and inspect the Company Stores and other properties of the Companies and (b) examine and make copies of and take abstracts from the Companies' and the Company Stores' books and records. Without limiting the foregoing, the Lender may conduct as many commercial credit examinations of the Companies and the Company Stores as it reasonably deems necessary (but not more than one such examination per calendar year if no Event of Default exists), whether or not an Event of Default exists, and the Borrowers will reimburse the Lender the reasonable costs of all such credit examinations.

     6.6 Accounting System. The Companies will maintain an accurate system of accounting in accordance with GAAP, will at all times be part of a consolidated group for accounting purposes, and, without the Lender's prior written consent, will not change (i) their fiscal year from the last Sunday in December fiscal year end used in the preparation of the Initial Financial Statements and (ii) the Quarterly Dates set forth on Schedule 1 hereto.

     6.7 Further Assurances. From time to time hereafter, the Companies will execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Lender shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Notes, the Fee Letter, the Letter of Credit Documents or the other Loan Documents, and upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement, the Notes, the Fee Letter, the Letter of Credit Documents or the other Loan Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Lender may be so required to obtain.

     6.8 Environmental Laws. Each of the Companies will comply in all material respects with, and perform or cause to be performed any and all Remedial Work necessary under, all Environmental Laws applicable (now or in the future) to it or to its business.

     6.9 Depository. The Borrowers shall maintain a depository account or accounts with the Lender to facilitate borrowings and payments hereunder. Each of the Companies hereby irrevocably authorizes the Lender to debit such depository account or accounts in order to effect the making of any such payments not paid when due.

     6.10 Interest Rate Protection Within 15 days after the Closing Date, the Borrowers shall procure Interest Rate Protection Agreements with respect to the Term Loan, in form and substance satisfactory to the Lender providing for the rates of interest applicable to the Loans to be capped at a rate satisfactory to the Lender. The Borrowers shall maintain such Interest Rate Protection Agreements in full force and effect during the term of this Agreement and shall not, without the prior written consent of the Lender, modify, terminate or transfer such arrangements.

     6.11 Willoughby's Seller Note. On or before October 20, 1999, either (x) the Parent shall have repaid in full the Willoughby's Seller Note and have obtained a discharge of the related pledge or (y) the Willoughby's Seller Note shall have been cancelled in consideration of an Equity Issuance, and in each case, the Parent shall have complied with the provisions of Section 2.12 with respect to the Capital Stock of Willoughby's.

     6.12. Franchise Agreements. Each Company will include in every Franchise Agreement entered into after the date hereof a provision which shall permit (without the need for any franchisee's consent) such Company to grant to the Lender a security interest in or the collateral assignment of any general intangibles, rights or remedies of such Company under such Franchise Agreement, including, without limitation, the right to collect development fees, royalties and other payments thereunder.

     SECTION 7. NEGATIVE COVENANTS. Each of the Borrowers covenants and agrees that, until all Commitments have been terminated, all Letters of Credit have terminated or expired, and all Obligations have been indefeasibly paid in full in cash:

     7.1 Indebtedness; Contingent Liabilities. No Company will create, incur, assume, guarantee or be or remain liable with respect to any Consolidated Funded Indebtedness except:

     (a) Indebtedness of the Companies to the Lender;

     (b) Indebtedness not constituting Capitalized Leases or purchase money Indebtedness in the amounts existing on the date hereof and described in
Schedule 7.1 (but no refinancings, renewals or extensions thereof without the Lender's prior written consent);

     (c) Guarantees in respect of endorsements of negotiable instruments for collections in the ordinary course of business (and refinancings, renewals or extensions thereof);

     (d) Capitalized Leases and purchase money Indebtedness which relate to outstanding Indebtedness in the aggregate not exceeding $1,000,000 at any time secured by Permitted Encumbrances under Section 7.3(f);

     (e) unsecured Indebtedness of any Borrower to any other Borrower hereunder, evidenced by promissory notes pledged and delivered to the Lender pursuant to the Security Documents (the "Intercompany Notes");

     (f) Guarantees incurred by the Parent (1) of Indebtedness otherwise permitted hereunder of any other Borrower and (2) of real estate Leases of Franchisees of the Borrowers in the ordinary course of business;

     (g) Indebtedness in respect of Hedging Arrangements not exceeding $200,000 in aggregate net exposure at any one time outstanding, provided such Hedging Arrangements are entered into for legitimate business purposes related to the business of the Companies and not for speculative purposes;

     (h) unsecured Indebtedness in respect of contractual commitments related to future purchases of inventory;

     (i) provided no Default then exists or could reasonably be expected to result therefrom, Debt Issuance, provided the Net Debt Proceeds therefrom are paid to the Lender to the extent required hereunder;

     (j) Indebtedness in respect of the AFC Debt Instruments; and

     (k) Subordinated Debt.

     7.2 Sale and Leaseback. No Company will enter into any arrangement (a "Sale Leaseback"), directly or indirectly whereby any of them shall sell or transfer any of its property acquired prior to the date of this Agreement in order to lease such property or lease other property that any Company intends to use for substantially the same purpose as such property being sold or transferred.

     7.3 Encumbrances. No Company will create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

     (a) Encumbrances in favor of the Lender under the Loan Documents;

     (b) Encumbrances existing as of the date of this Agreement and disclosed in
Schedule 7.3;

     (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 6.4;

     (d) landlord's and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent or are released by appropriate statutory release bonds; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

     (e) judgment liens that shall not have been in existence for a period of longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

     (f) Encumbrances in respect of Capital Leases and purchase money obligations incurred within 120 days of purchase which in the aggregate do not secure Indebtedness in excess of $1,000,000 as provided in Section 7.1(d), provided that any such Encumbrances shall not extend to property and assets not financed by such Capitalized Lease or purchase money obligation and shall not secure Indebtedness greater than the lesser of the cost or fair market value of such tangible personal property so acquired;

     (g) easements, rights of way, restrictions and other similar Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

     (h) Encumbrances granted by CBB Acquisition in the Acquired Assets pursuant to the AFC Debt Instruments; and

     (i) Encumbrances granted pursuant to the Subordinated Loan Agreements.

     7.4 Disposition of Assets, Etc. No Company will make a Disposition of any of its properties, assets, rights, licenses or franchises to any Person, except the following:

     (a) Dispositions of inventory in the ordinary course of business (which dispositions may be made free from the Encumbrances of the Loan Documents);

     (b)  the   Disposition  in  the  ordinary   course  of  business,   without
replacement, of equipment which is obsolete or no longer needed in the conduct of its business;

     (c) the Disposition and replacement in the ordinary course of business of equipment or other tangible personal property with other equipment of at least equal utility and value (provided that, except for purchase money security interests and rights of lessors of equipment if permitted hereunder, the Lender's lien upon such newly acquired equipment shall have the same priority as the Lender's lien upon the replaced equipment);

     (d) so long as no Default exists or could reasonably be expected to result therefrom, any other sale of tangible assets (other than the sale of all or substantially all of the assets of any Company and other than, in any four-quarter period, the sale of greater than 5% of the value of Consolidated Net Assets as of any date therein) for not less than the fair market value thereof (each such permitted sale being referred to as a "Permitted Sale"), provided that prior notice thereof is given to the Lender, if required, pursuant to Section 6.1(l) and the Sale Proceeds Payment with respect thereto is made, if and to the extent required, pursuant to Section 2.7 of this Agreement; and

     (e) so long as no Default exists or could reasonably be expected to result therefrom, except as otherwise provided in Section 7.4(d) above, Dispositions of any Company Stores (which Dispositions may be made free from the Encumbrances of the Loan Documents).

     7.5 Amendment to Charter or Partnership Documents. Except for mergers or consolidations to the extent permitted hereunder, each of the Companies will not permit or suffer any material amendment of its Organizational Documents without the Lender's prior written consent, which consent shall not be unreasonably withheld. Without limiting the foregoing, no Company will amend any Organizational Document in any manner which could materially adversely affect its financial condition or adversely affect (in light of the entire transaction in which it is a part) the rights of the Lender hereunder or under the Loan Documents (it being expressly agreed that the inclusion in any such Organizational Documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware General Corporation Law is prohibited under this Section).

     7.6 Mergers; Consolidations; Issuance of Securities; Etc. Without receiving the consent of the Lender, which consent shall be provided in the Lender's sole discretion, no Company will dissolve, liquidate, merge or consolidate into or with any other Person; provided that any Borrower may merge with any other Borrower (so long as the Parent is the surviving entity of any merger to which it is a party). Without receiving the consent of the Lender, which consent shall be provided in the Lender's sole discretion, no Company other than the Parent will issue any additional shares of Capital Stock or any securities convertible thereto.

     7.7 Restricted Payments. No Company will make any Restricted Payment; provided, that (a) so long as no Default or Event of Default exists or could reasonably be likely to result therefrom, the Parent may make Distributions to the extent required for any repurchase, redemption or other acquisition for value of any Capital Stock of the Parent held by any member of the Parent's management pursuant to any management equity subscription agreement or stock option agreement or similar agreement upon their death, disability, retirement or termination of employment or departure from the Board of Directors of the Parent (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $50,000 in any twelve-month period), (b) the Subsidiaries of the Borrowers may make Distributions to the Borrowers, and the Subsidiaries of the Borrowers shall declare and pay cash distributions to the Borrowers, if the same comply with applicable law, to the extent required to ensure that the Borrowers at all times pay and perform when due their Obligations under the Loan Documents, (c) the Borrowers may make regularly scheduled payments of principal and interest on Subordinated Debt or other Debt Issuance to the extent expressly permitted by the applicable terms of the applicable Subordination Agreement and (d) so long as no Default or Event of Default exists or could reasonably be likely to result therefrom, the Parent may make Distributions to the extent required for redemption pursuant to Section 23(a) of the Shareholder Rights Agreement of the then outstanding Rights (as defined in the Shareholder Rights Agreement).

     7.8 Investments, Loans and Acquisitions. No Company will (a) purchase or acquire any share of capital stock, partnership interest, evidence of
Indebtedness or other equity security of any other Person, (b) make any Acquisition, (c) make any loan, advance or extension of credit to, or contribution to the capital of, any other Person other than (i) loans to employees not to exceed $100,000 in the aggregate at any time outstanding, (ii) advances pursuant to customary indemnification provisions in favor of officers and directors of the Borrowers, (iii) extensions of trade credit in the ordinary course of business consistent with past practices, (iv) Interest Rate Protection Agreements permitted under Section 7.1 and (v) notes received as part of the settlement of litigation or satisfaction of debts owed by any other Person in the ordinary course of business, (d) purchase any real estate for sale or investment, (e) purchase any commodities futures contracts other than in connection with bona fide hedging transactions in the ordinary course of business, (f) make any other investment in any Person, or (g) make any commitment or acquisition of any option or enter into any other arrangement for the purpose of making any of the foregoing investments, loans or acquisitions, except the following:

     (i) the Chesapeake Acquisition;

     (ii) Qualified Investments;

     (iii) Loans permitted pursuant to Section 7.1(e); and

     (iv) Capital contributions from any Borrower to its Subsidiaries; and

     (v) the existing investments referred to in Schedule 7.8 hereto.

     7.9 ERISA. No Company nor any member of the Controlled Group shall permit any Plan maintained by it to (a) engage in any "prohibited transaction" (as defined in Section 4975 of the Code), (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of any Company pursuant to Section 4068 of ERISA.

     7.10 Transactions with Affiliates. Except as otherwise expressly permitted by this Agreement, no Company will directly or indirectly (i) make any Investment in any Affiliate, (ii) sell, lease or otherwise dispose of any assets or services to, or purchase, lease or otherwise acquire any Assets or services from, any Affiliate, or (iii) directly or indirectly engage in any other transaction with or for the benefit of, or make any payment or distribution to, any Affiliate; provided, that (x) any employee (or former employee) of any Company owning any Capital Stock of the Parent may serve as an employee or director of the Parent and receive reasonable compensation (including stock options and other customary incentive compensation) and customary indemnities, and (y) any Borrower may enter into any transaction with any Affiliate providing for the rendering or receipt of services or the purchase, sale or lease of assets in the ordinary course of business if the monetary or business consideration arising therefrom would be as advantageous to the Borrowers taken as a whole as the monetary or business consideration which it would obtain in a comparable arm's length transaction with a Person not an Affiliate, and such transaction is accurately reflected on the books of the Borrowers.

     7.11 Amendment of Certain Agreements. No Company will amend or modify any of its material agreements if the same would be likely to have a Material Adverse Effect.

     7.12 Negative Pledges, Etc. No Company will enter into any agreement, amendment or arrangement (excluding this Agreement or any other Loan Document) prohibiting or restricting (a) it from amending or otherwise modifying this Agreement or any other Loan Document, (b) the creation or assumption of any Encumbrances upon its properties, revenues or assets, whether now owned or hereafter acquired, except as set forth herein or (c) the ability of any Subsidiary to make any payment or distribution, directly or indirectly, to the Parent; provided that this Section 7.12 shall not apply to (i) purchase money obligations or Capitalized Leases (or refinancings thereof that impose no more restrictive restrictions than those applicable to the obligation being refinanced) for property acquired in accordance with Section 7.1 that impose restrictions solely on the property so acquired which are in effect at the time of acquisition of such property and (ii) restrictions arising by reason of customary non-assignment or no-subletting clauses in leases or other contracts entered into in the ordinary course of business.

     7.13 New Subsidiaries . No Company will form any new Subsidiary unless, on the date of such formation, the Loan Documents are revised pursuant to amendments satisfactory in form and substance to the Lender providing for such Subsidiary to become a "Borrower" hereunder.


     SECTION 8. DEFAULTS.

     8.1 Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:


     (a) any Borrower shall fail to pay when due (whether on the date fixed for such payment, mandatory prepayment, by acceleration or otherwise) any amount of principal of any Loan, any LC Draw Obligation or any principal on any other Obligation or to pay within five Business Days of when due (whether on the date fixed for such payment, mandatory prepayment, by acceleration or otherwise) any interest thereon, or fees or expenses constituting any Obligation; or

     (b) any Company shall fail to perform any term, covenant or agreement contained in Section 5, Section 6.1 (other than Section 6.1(m)), or Section 7 hereof;

     (c) any Company shall fail to perform any term, covenant or agreement contained in this Agreement or any default shall occur on the part of any Company under any other Loan Document, other than those referred to in Sections 8.1(a) and (b) above, and such default shall continue for 30 days after the earlier of (i) written notice thereof from the Lender to the Borrowers, or (ii) actual knowledge thereof by any executive officer of any Company; or

     (d) any representation or warranty by or on behalf of any Company made in this Agreement or any other Loan Document or in any report, certificate or financial statement delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

     (e) any Company shall fail to pay at maturity, or within any applicable period of grace, any obligations which, together with all other such obligations of the Companies, exceed $500,000 in the aggregate, or any Company shall fail to observe or perform any term, covenant or agreement evidencing or securing such obligations, the result of which failure is to permit the holder or holders of such obligations to cause the indebtedness relating thereto to become due prior to its stated maturity upon delivery of required notice, if any; or

     (f) any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any action for the purpose of effecting any of the foregoing; or

     (g) a proceeding or case shall be commenced with respect to any Company, without the application or consent of such in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against any Company; or action under the laws of the jurisdiction of incorporation or organization of any Company similar to any of the foregoing shall be taken with respect to any Company and shall continue unstayed and in effect for any period of 90 days; or

     (h) a judgment or order for the payment of money shall be entered against any Company by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Company, that, together with all other such judgments and attachments against the Companies exceeds $250,000 (exclusive of amounts covered by insurance or actually contributed in cash by third party obligors with respect to such judgments) in the aggregate in value and such judgment, order, warrant or process shall continue undischarged, unstayed or not bonded over in full for 30 days, any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Company to enforce any such judgment; or

     (i) any Company or any member of the Controlled Group shall fail to pay when due an amount or amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA and which, together with all such amounts, exceeds $500,000 in the aggregate; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing and such action could reasonably be expected to have a Material Adverse Effect; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against any Company and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated and such action could reasonably be expected to have a Material Adverse Effect; or

     (j) for any reason, there shall have occurred a Change in Control; or

     (k) for any reason, any Security Documents shall not be in full force or effect in all material respects, or any party thereto shall contest the validity thereof or disaffirm its obligations thereunder or default with respect to any of its material obligations thereunder.

     8.2  Remedies.  Upon the  occurrence  of an Event of Default  described  in
Section 8.1(f) or (g), immediately and automatically, and upon the occurrence and continuance of any other Event of Default, or if on any date that a draft is presented under a Letter of Credit or any date that a Letter of Credit is sought to be issued, extended or renewed, the conditions precedent to the issuance, extension or renewal of Letters of Credit are not satisfied, at the Lender's option and upon the Lender's declaration by written notice to the Borrowers: (a) the Commitments and any obligation to issue, extend or renew Letters of Credit shall terminate; and (b) the unpaid principal amount of the Loans, together with accrued interest, all LC Draw Obligations and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. Upon termination of the Commitments and acceleration of the Loans and the LC Draw Obligations, the Lender may exercise any and all rights it has under this Agreement, the Security Documents or any other Loan Documents, or at law or in equity, and proceed to protect and enforce the Lender's rights by any action at law, in equity or other appropriate proceeding. In the event that the Lender shall apply for the appointment of, or the taking of possession by, a trustee, receiver or liquidator of any Company or of any other similar official to hold or liquidate all or any substantial part of the properties or assets of any Company following the occurrence of a default in payment of any amount owed hereunder and following any applicable notice or cure period, each of the Companies hereby consents to such appointment and taking of possession and agrees to execute and deliver any and all documents requested by the Lender relating thereto (whether by joining in a petition for the voluntary appointment of, or entering no contest to a petition for the appointment of, such an official or otherwise, as appropriate under applicable law).

     8.3 Letters of Credit. If any one or more Events of Default shall at any time occur, the Lender may also, by written notice to the Borrowers, take any or all of the following actions, at the same or different times:

     (a) The Lender may send notices to all or any of the beneficiaries of the Letters of Credit advising such beneficiaries of the intention and desire of the Lender to effect the termination, cancellation and surrender of such Letters of Credit in 30 days; provided, however, that the Lender shall not send any such notice to any beneficiary unless the Lender has requested that the Borrowers deliver cash collateral to the Lender pursuant to paragraph (b) below and the Borrowers have failed to deliver such cash collateral to the Lender within 10 days after such request; and

     (b) The Lender may require that the Borrowers deliver to the Lender first priority perfected cash collateral in an amount equal to the face amount of all Letters of Credit which remain outstanding.

     SECTION 9. MISCELLANEOUS.

     9.1 Notices. All notices, requests, demands and other communications provided for hereunder (including without limitation Loan Requests) shall be in writing (including telecopied communication) and mailed, telecopied or delivered to the applicable party at its respective address indicated below:

     (a) If to the Borrowers:

                           New World Coffee - Manhattan Bagel, Inc.
                           246 Industrial Way West
                           Eatontown, NJ 07724
                           Attention:  R. Ramin Kamfar, CEO
                           Telecopier No.:  (732) 544-4503

                           with a copy (which shall not constitute notice) to:

                           Stuart M. Sieger, Esq.
                           Ruskin, Moscou, Evans & Faltischek, P.C.
                           170 Old Country Road
                           Mineola, NY 11501
                           Telecopier No.:  (516) 663-6447

                  (c)      If to the Lender:

                           BankBoston, N.A.
                           100 Federal Street
                           Mail Stop:  01-09-05
                           Boston, MA  02110
                           Attention: Thomas F. Farley, Jr., Managing Director Telecopier No.: (617) 434-0637

                           with a copy (which shall not constitute notice) to:

                           James I. Rubens, Esq.
                           Edwards & Angell, LLP
                           101 Federal Street, 23rd Floor
                           Boston, MA  02110
                           Telecopier No.:  (617) 439-4170

or to any other address specified by such party in writing, complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

     9.2 Expenses. The Borrowers will pay jointly and severally on demand all reasonable expenses of the Lender in connection with the preparation, waiver or amendment of this Agreement or any other Loan Documents or the default or collection of the Loans, the LC Draw Obligations or any other Obligation or in connection with the Lender's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including without limitation the reasonable fees and expenses of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professionals and any reasonable fees or expense associated with any travel or other costs relating to any appraisals or credit or other examinations conducted in connection with the Obligations or any Collateral therefor, and the amount of all such expenses shall, unless paid within 30 days after submission of statements therefor to the Borrowers, thereafter bear interest until paid in full at the highest rate applicable to principal hereunder (including any default rate). All such expenses may be charged against any deposit account maintained by any Borrower with the Lender.

     9.3 Indemnification. Each of the Borrowers shall absolutely and unconditionally indemnify and hold the Lender harmless against any and all claims, demands, suits, actions, causes of action, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by it or by any of its shareholders, directors, officers, employees, subsidiaries, affiliates or agents (except any of the foregoing incurred or sustained as a result of the gross negligence or willful misconduct of such Person) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to any of the Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement or any of such documents are ultimately consummated.

     9.4 Term of Agreement. This Agreement shall continue in force and effect until all Commitments have been terminated, all Letters of Credit have been terminated or expired, and all Obligations have been indefeasibly paid in full in cash.

     9.5 No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein, in the Notes and in the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

     9.6 Governing Law. This Agreement shall be deemed to be a contract made under seal and shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to any conflicts of laws provisions contained therein).

     9.7 Entire Agreement; Amendments. This Agreement, the Notes and the other Loan Documents constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein. No modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by any Borrower or any of its Subsidiaries therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. The Lender's failure to insist upon the strict performance of any term, condition or other provision of this Agreement, the Notes, or any of the other Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lender of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement, the Notes or any of the other Loan Documents, and each and every term, condition and other provision of this Agreement, the Notes and the other Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. An Event of Default hereunder and a Default under the Notes or under any of the other Loan Documents shall be deemed to be continuing unless and until cured to the Lender's reasonable satisfaction or waived in writing by the Lenders.

     9.8 Assignments; Participations. This Agreement shall be binding upon and inure to the benefit of the Borrowers and their successors and to the benefit of the Lender and their respective successors and assigns. Except pursuant to mergers in which a Borrower is the surviving entity to the extent permitted hereunder, the rights and obligations of the Borrowers under this Agreement shall not be assigned or delegated without the prior written consent of the Lender, and any purported assignment or delegation without such consent shall be void. The Lender may, with the consent of the Parent (which consent shall not be unreasonably withheld or delayed and which consent shall not be required for any proposed participation or assignment made after the occurrence of an Event of Default and during the continuance thereof), assign or grant participations in the Loans and Commitments to one or more banks or other financial institutions, provided that each such assignment or participation shall be in an amount that is a minimum amount of $2,500,000. Each of the Borrowers authorizes the Lender to disclose to any participant or assignee any prospective participant or assignee of any and all information in the Lender's possession concerning the Companies which has been delivered to the Lender by or on behalf of the Companies pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with the Lender's credit evaluation prior to becoming a party to this Agreement and such assignee or participant shall treat such information as confidential. The Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve bank; provided, however, that no such pledge or assignment shall release such Lender from its obligations hereunder or any other Loan Document.

     9.9 Counterparts; Partial Invalidity. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

     9.10 WAIVER OF JURY TRIAL. EACH OF BORROWERS AND THE LENDER AGREES THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, EITHER NOTE, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN ANY BORROWER OR THE LENDER, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR ANY BORROWER HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     9.11 CONSENT TO JURISDICTION. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY BORROWERS' OBLIGATIONS UNDER OR WITH RESPECT TO THE NOTES, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

     9.12 Joint and Several Liability. Each of the Borrowers acknowledges and agrees that it is jointly and severally liable for all Obligations under the Loan Documents.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the day and year first above written.

                                          LENDER:

                                          BANKBOSTON, N.A.


                                       By:
                                          ----------------
                                          Title:


                                          BORROWERS:

                                          NEW WORLD COFFEE-MANHATTAN BAGEL, INC.


                                       By:
                                          ----------------
                                          Title:


                                          CCB ACQUISITION CORP.


                                       By:
                                          ----------------
                                          Title:


                                          WILLOUGHBY'S, INC.


                                       By:
                                          -----------------
                                          Title:


                                          MANHATTAN BAGEL COMPANY, INC.


                                       By:
                                          -----------------
                                          Title:


                                          I. & J. BAGEL, INC.


                                       By:
                                           -----------------
                                           Title: